                                                                   EXHIBIT 10.15







                              TERMINATION AGREEMENT

                                      among

                       RFS, INC., a Tennessee corporation

                   RFS LEASING, INC., a Tennessee corporation

                  DTR RFS LESSEE, INC., an Arizona corporation

             RFS PARTNERSHIP, L.P., a Tennessee limited partnership

        RFS FINANCING PARTNERSHIP, L.P., a Tennessee limited partnership

                  PLANO INN, L.P., a Texas limited partnership

            RFS SPE 1 1998 LLC, a Virginia limited liability company

            RFS SPE 2 1998 LLC, a Virginia limited liability company

            RIDGE LAKE GENERAL PARTNER, INC., a Tennessee corporation

               RFS HOTEL INVESTORS, INC., a Tennessee corporation

                 DOUBLETREE CORPORATION, a Delaware corporation

                                       and

                HILTON HOTELS CORPORATION, a Delaware corporation

                          dated as of January 26, 2000

                              TERMINATION AGREEMENT

                  TERMINATION AGREEMENT dated as of January 26, 2000, among RFS, Inc., a Tennessee corporation ("RFS"); RFS Leasing, Inc., a Tennessee corporation ("RFSL"); DTR RFS Lessee, Inc., an Arizona corporation ("DTR"); RFS Partnership, L.P., a Tennessee limited partnership ("RFSOP"); RFS Financing Partnership, L.P., a Tennessee limited partnership ("RFSFP"); Plano Inn, L.P. (formerly known as Plano Hampton Inn, L.P.), a Texas limited partnership ("Plano"); RFS SPE 1 1998 LLC, a Virginia limited liability company ("RFS SPE 1"); RFS SPE 2 1998 LLC, a Virginia limited liability company ("RFS SPE 2"); Ridge Lake General Partner, Inc., a Tennessee corporation ("Ridge Lake"); RFS Hotel Investors, Inc., a Tennessee corporation (the "REIT"); Doubletree Corporation, a Delaware corporation; and Hilton Hotels Corporation, a Delaware corporation ("Hilton").

                              W I T N E S S E T H:

                  WHEREAS, the Lessees and the Lessors (each as defined below) have entered into lease agreements with respect to the hotel properties described in Exhibit 1(a) hereto (as such agreements may have been amended or modified, each a "Lease Agreement" and collectively, the "Lease Agreements"); and

                  WHEREAS, the Owners and the Manager (each as defined below) have entered into management agreements with respect to the hotel properties described in Exhibit 1(b) hereto (as such agreements may have been amended or modified, each an "Owner Management Agreement" and collectively, the "Owner Management Agreements"); and

                  WHEREAS, certain parties hereto have entered into the agreements described in Exhibit 1(c) hereto (as such agreements may have been amended or modified, the "Ancillary Agreements"); and

                  WHEREAS, the parties desire to provide for the termination of the Lease Agreements, the Ancillary Agreements and the Owner Management Agreements effective as of the Termination Date (as defined below) subject to the terms and conditions described herein; and

                  WHEREAS, the parties desire to set forth other agreements and covenants as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties do hereby agree as follows:

SECTION 1. DEFINITIONS.

(a) Certain Definitions. For purposes of this Termination Agreement the following words and phrases shall have the meanings set forth below:

                  "Affiliate Management Agreements" shall mean (i) the Consolidated Management Agreement dated November 21, 1996, between RFS and RFSL,
(ii) the Management Agreement dated November 21, 1996, between RFSL and DT Management, Inc. (Doubletree Hotel, Del Mar, CA), and (iii) any and all other management agreements among the Lessee Parties with respect to Leased Hotels owned by the REIT Parties.

                  "Aggregate Lease Termination Payment" shall mean Fifty-Nine Million Five Hundred Thirty-Three Thousand Five Hundred Fifty Dollars ($59,533,550.00).

                  "Aggregate Management Termination Payment" shall mean the amount determined pursuant to Section 3(d) hereof.

                  "Agreements" shall mean this Termination Agreement, the Escrow Agreement and the Registration Rights Agreement.

                  "Common Stock" shall mean the REIT's common stock, par value $.01 per share.

                  "Contracts" shall mean, with respect to any Leased Hotel, all contracts to which a Lessee is a party or is otherwise obligated relating to the operation of such Leased Hotel other than (i) any Lease Agreement, Franchise Agreement, Third Party Management Agreement or License and (ii) any such contracts with or between a Lessee and an affiliate of any of the Lessee Parties, including, without limitation, the Affiliate Management Agreements.

                  "Current Market Value" shall mean, with respect to a share of Common Stock, an amount determined by (A) multiplying the closing price per share of Common Stock for each of the twenty (20) consecutive trading days ending on the fifth (5th) business day prior to the Purchase Date, as reported on the NYSE or the principal securities exchange on which the Common Stock is then traded by the number of shares of Common Stock traded on such date, (B) adding the products so obtained and (C) dividing the sum thereof by the total number of shares of Common Stock traded during the 20-day period.

                  "Doubletree/RFS Merger" shall mean the merger consummated pursuant to the Agreement and Plan of Merger described on Exhibit 1(c) hereto.

                  "Excluded Assets" shall mean, except as otherwise provided in
Exhibit 3(b)(i) hereto, with respect to any Leased Hotel, (a) all cash and cash equivalents on hand at such Leased Hotel as of the Termination Date, (b) all accounts receivable of such Leased Hotel as of the Termination Date, (c) all insurance policies under which the Lessee is insured and rights of the Lessee thereunder, and (d) all warranties, claims and causes of action of the Lessee relating to the period prior to the Termination Date.

                  "Excluded Material Contract" shall mean (i) any Material Contract in existence as of the date of this Termination Agreement which is not disclosed on Exhibit 22 hereto, and (ii) any Material Contract executed after the date of this Termination Agreement without the prior written consent of the REIT Parties.

                  "Franchise Agreement" shall mean, with respect to any Leased Hotel, the hotel franchise agreement under which such Leased Hotel is operated.

                  "Hilton Franchise Agreement" shall mean a hotel franchise agreement with a subsidiary of Hilton, as franchisor, for the Leased Hotels or Managed Hotels which currently operate as a Hampton Inn, Homewood Suites, or Doubletree hotel.

                  "Leased Hotel" shall mean each hotel described in Exhibit 1(a) hereto other than (i) those hotels whose leases have been previously terminated as described on Exhibit 1(a) hereto, or (ii) if the context requires, a hotel with respect to which an Interim Lease Termination has occurred prior to the Termination Date pursuant to Section 6 hereof.

                  "Lessees" shall mean RFS, RFSL, DTR and any affiliate of Hilton that becomes a lessee for a hotel owned by a Lessor prior to the Termination Date (each a "Lessee").

                  "Lessee Parties" shall mean Hilton, Doubletree, the Lessees and the Manager, collectively.

                  "Lessors" shall mean RFSOP, RFSFP, Plano, RFS SPE 1, RFS SPE 2 and any affiliate of the REIT that becomes an owner of a hotel leased to a Lessee prior to the Termination Date (each a "Lessor").

                  "Licenses" shall mean, with respect to any Leased Hotel or any Managed Hotel, all licenses, operating permits and other governmental authorizations that may be necessary for the operation of such Leased Hotel or Managed Hotel.

                  "Managed Hotel" shall mean each hotel described in Exhibit 1(b) hereto, other than a hotel with respect to which an Interim Management Termination has occurred prior to the Termination Date.

                  "Manager" shall mean RFS, Inc., in its capacity as manager of the Managed Hotels pursuant to the Owner Management Agreements.

                  "Material Contract" shall mean any Contract applicable to one or more Leased Hotels which (i) requires annual payments by any Lessee or an affiliate of a Lessee of $25,000 or more or (ii) requires the delivery of more than 20 room nights per month in exchange for services.

                  "NYSE" shall mean the New York Stock Exchange.

                  "Owners" shall mean the owners of the Managed Hotels described in Exhibit 1(b) hereto.

                  "Preferred Stock" shall mean the 973,684 outstanding shares of the REIT's Series A preferred stock, par value $.01 per share currently owned by RFS.

                  "REIT Parties" shall mean the REIT, the Owners and the Lessors collectively.

                  "Registration Rights Agreement" shall mean that certain Registration Rights Agreement of even date herewith by and between the REIT and RFS.

                  "Standstill Agreement" shall mean the agreement to be executed by Marriott, Hilton, RFS and RFSL in the form attached hereto as Exhibit 1(e) with such modifications as shall be approved by the REIT.

                  "Subordination Agreement" shall mean that certain Consolidated Lease Estoppel, Subordination, Attornment and Non-Disturbance Agreement dated as of November 21, 1996 by and among LaSalle National Bank, RFSL and RFSFP, and any amendments thereto.

                  "Successor Lessee" shall mean any entity designated by the REIT as the successor to a Lessee as the lessee or operator of a Leased Hotel or as a successor to the Manager as a lessee or operator of a Managed Hotel and/or any management company engaged by the REIT Parties or a Successor Lessee to operate a Leased Hotel.

                  "Third Party Franchise Agreement" shall mean a hotel franchise agreement which is not a Hilton Franchise Agreement.

                  "Third Party Management Agreements" shall mean the management agreements described in Exhibit 1(d) hereto.

                  "Tier II RFS Employee" shall mean an RFS Employee who is in Tier II of RFS' organizational structure as shown in Exhibit 22 hereto.

                  "Units" shall mean units of limited partnership interests in RFSOP.

(b) Other Definitions. For purposes of this Termination Agreement, the following words and phrases shall have the meanings set forth in the respective sections hereof or exhibits hereto set forth below:

                  Ancillary Agreements                           Recitals
                  Bill of Sale                                   4(c)(iii)
                  Consolidated Lease Amendment                   Exhibit 1(a)
                  DTR                                            Preamble
                  ERISA                                          8(d)
                  Escrow                                         5
                  Escrow Agent                                   5
                  Escrow Agreement                               5
                  Exchange Act                                   9(b)
                  Existing Shelf Registration Statement          9(b)
                  FF&E                                           11(a)
                  Hilton                                         Preamble
                  Hilton Indemnitees                             21(c)
                  Individual Lease Termination Payment           3(a)
                  Individual Management Termination Payment      3(a)
                  Interim Lease Termination                      6



                  Interim Management Termination                 3(d)
                  Interim Lease Termination Payment              6
                  Landlord                                       10
                  Lease Agreements                               Recitals
                  Liabilities                                    21(b)
                  Marriott                                       2(c)
                  New Shelf Registration Statement               9(b)
                  Office Lease                                   10
                  Owner Management Agreements                    Recitals
                  Partnership Interests                          12
                  Plano                                          Preamble
                  Purchase Date                                  9(a)
                  Purchase Price                                 9(a)
                  Required PIPs                                  13
                  REIT                                           Preamble
                  REIT Indemnitees                               21(b)
                  RFS                                            Preamble
                  RFS Employees                                  7(a)
                  RFS SPE 1                                      Preamble
                  RFS SPE 2                                      Preamble
                  RFSFP                                          Preamble
                  RFSL                                           Preamble
                  RFSL Hotels                                    2(a)
                  RFSOP                                          Preamble
                  RFSOP Partnership Agreement                    9(c)
                  Ridge Lake                                     Preamble
                  Second Consolidated Lease Amendment            Exhibit 1(a)
                  Securities Act                                 9(b)
                  SEC                                            9(b)
                  Severance Payments                             7(b)
                  St. Louis Agreement                            8(d)
                  St. Louis Hotel                                8(d)
                  St. Louis Plan                                 8(d)
                  Submanaged Hotels                              2(a)
                  Termination Date                               4(a)
                  Third Consolidated Lease Amendment             Exhibit 1(a)

Section 2. Termination of Lease Agreements and Related Matters.

(a) Termination of Lease Agreements and Ancillary Agreements. Subject to the terms and conditions set forth herein, the Lessors and the Lessees hereby agree that the Lease Agreements and Ancillary Agreements shall terminate as of the Termination Date. Notwithstanding anything herein to the contrary, (i) the REIT may elect, in the notice delivered to Hilton in accordance with Section 4(a) hereof, or at least ten (10) days prior to the Termination Date upon written notice to Hilton, (A) to purchase from Hilton or one of its subsidiaries all of the outstanding capital stock of RFSL and, in the event the REIT so elects, on the Termination Date, Hilton or such subsidiary shall sell, assign and convey to the REIT or its designee, all of the capital stock of RFSL, free and clear of any liens, claims, encumbrances and charges of any kind in exchange for an aggregate payment of Thirteen Million Four Hundred Sixty-Eight Thousand Dollars ($13,468,000) and/or (B) to have one or more of the Lease Agreements (as they relate to the Leased Hotels which are subject to Third Party Management Agreements (the "Submanaged Hotels")) assigned to the applicable Lessor or Successor Lessee and the applicable Lessees shall assign and convey to the applicable Lessors or Successor Lessees all of such Lessees' right, title and interest in and to the applicable Lease Agreements (as they relate to such Submanaged Hotel) and the Leased Property (as defined in the applicable Lease Agreement but exclusive of Excluded Assets) related to such Submanaged Hotels in exchange for an aggregate payment equal to the sum of the Interim Lease Termination Payments applicable thereto, and (ii) the Aggregate Lease Termination Payment otherwise payable on the Termination Date shall be reduced by the amounts paid pursuant to clauses (A) and/or (B) above; provided, however, that if Hilton has notified the REIT within thirty
         (30) days after the date hereof that a purchase of the capital stock of RFSL will cause Hilton to incur income tax liabilities it would not otherwise incur as a result of the termination of the Lease Agreements for the RFSL Hotels, the REIT shall not be entitled to the election described in clause (i)(A) above unless the REIT delivers to Hilton on the Termination Date an indemnity agreement in form satisfactory to Hilton covering such increased income tax liabilities. Hilton's notification to the REIT shall set forth a description of the computation of the income tax liability and the amount of the income tax liability. In the event the REIT or its designee purchases the capital stock of RFSL pursuant to clause (i)(A) above, the Lease Agreements for the Leased Hotels described in Section II of Exhibit 1(a) hereto (the "RFSL Hotels") shall not be terminated pursuant hereto and the provisions of Sections 2(b), 2(d)(ii), 4(c)(ii), 4(d)(iv), 4(e)(i), 8(a) and 8(b) hereof shall not apply to the RFSL Hotels. In the event the REIT or its designee takes an assignment of the Lease Agreements as they relate to one or more Submanaged Hotels pursuant to clause (i)(B) above, such Lease Agreements shall not be terminated as to such Submanaged Hotels pursuant hereto and the provisions of Sections 4(c)(ii), 4(d)(iv) and 4(e)(i) hereof shall not apply to such Submanaged Hotels.

(b) Surrender of Leased Property. Subject to the terms and conditions set forth herein, upon the Termination Date, each Lessee shall remise, release, surrender and quitclaim unto the Lessor for the respective Leased Hotels, and such Lessor shall accept and assume, all right, title and interest of such Lessee in and to the Leased Property (as defined in the applicable Lease Agreement) relating to such Leased Hotel; provided, however, that the Leased Property relating to any Leased Hotel shall not include Excluded Assets relating to such Leased Hotel.

(c) Franchise Agreements. Subject to the terms and conditions set forth herein, and to the extent necessary with respect to the RFSL Hotels if the REIT or its designee purchases the capital stock of RFSL, (i) the Lessee for each Leased Hotel currently operating under a Hilton Franchise Agreement shall cause the applicable franchisor to grant a replacement Hilton Franchise Agreement of the same brand for the balance of the existing term in favor of the applicable Lessor or Successor Lessee, as specified by such Lessor (by written notice delivered to such Lessee on or prior to the Termination Date), in the same form and on the same economic terms as the existing Hilton Franchise Agreements and effective as of the Termination Date, and (ii) the Lessee for each Leased Hotel operating under a Third Party Franchise Agreement shall exercise its good faith reasonable commercial efforts to assist the applicable Lessor or Successor Lessee in obtaining a replacement Third Party Franchise Agreement (or commitment therefor) of the same brand for the balance of the existing term in favor of such Lessor or such Successor Lessee on terms then applicable for the issuance of such replacement Third Party Franchise Agreements (or commitments therefor) and effective as of the Termination Date. None of the Lessor Parties or any Successor Lessee shall be required to pay any change in ownership fee or other fee in connection with the issuance of a replacement Hilton Franchise Agreement. The Lessee Parties shall exercise their good faith reasonable commercial efforts to obtain an agreement from Marriott International, Inc. ("Marriott") to the effect that Marriott will not require payment of any re-licensing fee or any similar fee or increase the franchise, marketing or reservation fees over the amounts contemplated by the Standstill Agreement for the Leased Hotels operating under a franchise license from Marriott as a result of the transactions contemplated by this Termination Agreement. The REIT Parties acknowledge that Marriott's execution of the Standstill Agreement will satisfy the obligation of the Lessee Parties in the preceding sentence.

(d) Management Agreements Related to Leased Hotels. Subject to the terms and conditions set forth herein, (i) the Affiliate Management Agreements shall terminate as of the Termination Date, and (ii) the applicable Lessor or Successor Lessee for each Leased Hotel operating under a Third Party Management Agreement shall accept and assume all liabilities under such Third Party Management Agreement effective as of the Termination Date and the Lessee Parties (exclusive of RFSL if the stock of RFSL is transferred to the REIT or its designee on the Termination Date pursuant to Section 2(a) hereof) shall be released of all liabilities under such Third Party Management Agreement from and after the Termination Date.

(e) Contracts. Subject to the terms and conditions set forth herein, and to the extent necessary with respect to the RFSL Hotels if the REIT or its designee purchases the capital stock of RFSL, the Lessees shall use their good faith reasonable commercial efforts to assign and transfer to the Lessor for such Leased Hotel, or the applicable Successor Lessee, all Contracts with respect to such Leased Hotel effective as of the Termination Date, and such Lessor or Successor Lessee shall assume such assigned and transferred Contracts; provided, however, that if (i) any such Contract is not permitted to be assigned or (ii) such Lessor or Successor Lessee elects (by written notice delivered to the Lessees no less than thirty (30) days prior to the Termination Date) not to accept and assume any such Contract, the Lessees shall use their good faith reasonable commercial efforts to terminate such Contract as of (or as soon as practicable after) the Termination Date.

(f) Owner Management Agreements. Subject to the terms and conditions set forth herein, unless earlier terminated in accordance with its terms, each Owner Management Agreement shall terminate as of the Termination Date, and Manager shall assign and deliver to the applicable Owner or its designee, and the assignee shall assume, all leases, concession agreements and commercial or other agreements in effect with respect to the Managed Hotels previously entered into by Manager pursuant to its authority under the Owner Management Agreements and which are then in Manager's, rather than the applicable Owner's, name.

Section 3. Payments.

(a) Termination Payments. As consideration for the termination of the Lease Agreements, the Owner Management Agreements and the Ancillary Agreements, on the Termination Date, the REIT Parties shall deliver to the Lessee Parties (i) the Aggregate Lease Termination Payment as adjusted if required pursuant to Sections 2(a) and 6 hereof, if applicable, and (ii) the Aggregate Management Termination Payment, both as further adjusted as provided in subsection (b) below and net of the principal amount of the Escrow which shall be disbursed by the Escrow Agent to the Lessee Parties in accordance with the terms of the Escrow Agreement. The Aggregate Lease Termination Payment and Aggregate Management Termination Payment (as so adjusted) shall be paid by wire transfer in immediately available funds to such bank account(s) as the Lessee Parties shall specify (by written notice delivered to the REIT Parties not less than three (3) business days prior to the Termination
         Date). The Aggregate Lease Termination Payment shall be allocated to the Lease Agreements for the applicable Leased Hotels as described in
         Exhibit 1(a) hereto and the Aggregate Management Termination Payment shall be allocated to the applicable Owner Management Agreements as described in Exhibit 1(b) hereto (as so allocated to a Leased Hotel, an "Individual Lease Termination Payment", and as so allocated to an Owner Management Agreement an "Individual Management Termination Payment").

(b)      Operational Settlement.

         (i) All of the items described on Exhibit 3(b)(i) hereto shall be allocated and prorated as of the Termination Date with respect to the Leased Hotels in the manner described in said Exhibit 3(b)(i), and appropriate credits shall be given to the Lessors and Lessees as adjustments to the Aggregate Lease Termination Payment and the appropriate Individual Lease Termination Payment. In the event that an amount for any such item cannot be accurately determined as of the Termination Date, the Lessors and the Lessees shall provide a good faith estimate of such amount, which shall be adjusted as promptly as practicable after the Termination Date; and

         (ii) Funds or any other assets from each Managed Hotel remaining in Manager's possession or control as of the Termination Date which are the property of the applicable Owner shall be remitted to or on behalf of such Owner in the manner set forth in the applicable Owner Management Agreement.

(c)      Additional Payments.

         (i) On the Termination Date, the REIT Parties shall pay or cause to be paid to the appropriate Lessee Parties (A) the payments specified in Section 11 hereof, and (B) such costs and expenses as shall have been incurred by the Lessee Parties on or before the Termination Date and for which the REIT Parties are responsible or liable under the terms of Sections 7(b) or 21(a) hereof. Such payments shall be made by wire transfer in immediately available funds to such bank account(s) as such Lessee Parties shall specify (by written notice delivered to the REIT Parties not less than three (3) business days prior to the Termination Date).

         (ii) On the Termination Date, the Lessee Parties shall pay or cause to be paid all such costs and expenses as shall have been incurred on or before the Termination Date and for which the Lessee Parties are responsible or liable under the terms of
                  Section 21(a) hereof.

(d) Determination of Aggregate Management Termination. The Aggregate Management Termination Payment shall be One Hundred Fifteen Thousand Dollars ($115,000); provided, however, that if one or more of the Owner Management Agreements is terminated in accordance with its terms prior to the Termination Date (an "Interim Management Termination") and the applicable Individual Management Termination Payment has been made to Manager, the Aggregate Management Termination Payment shall be reduced by the amount of the Individual Management Termination Payments so paid.

Section 4. The Closing.

(a) Notice. On or before November 30, 2000, the REIT will notify Hilton, in writing, that either (i) the REIT Parties do not intend to terminate the Lease Agreements, the Owner Management Agreements, and the Ancillary Agreements pursuant to the terms of this Termination Agreement, or (ii) the REIT Parties intend to terminate the Lease Agreements, the Owner Management Agreements and the Ancillary Agreements pursuant to the terms of this Termination Agreement effective as of a date, designated by the REIT in the notice, not more than sixty (60) days and not less than thirty (30) days following the date of the notice (such designated date being herein referred to as the "Termination Date").

(b) Closing. The closing of the transactions contemplated by this Agreement shall take place on the Termination Date at the offices of the REIT or at such other place or such other date as the parties shall mutually agree.

(c) Closing Deliveries by the Lessee Parties. On the Termination Date (or, with respect to subparagraph (xiv) below, on the Purchase Date if different from the Termination Date), the Lessee Parties shall execute and deliver or cause to be executed and delivered the following to the REIT Parties or the applicable Successor Lessees:

         (i)      counterpart to a closing statement;

         (ii) counterpart to a Memorandum of Lease Termination for each Leased Hotel containing provisions substantially equivalent to those set forth in Exhibit 4(c)(ii) hereto;

         (iii) to the extent necessary with respect to the RFSL Hotels if the REIT or its designee purchases the capital stock of RFSL, a Bill of Sale with respect to the food and beverage inventory at each Leased Hotel and the FF&E and other assets described in Section 11 hereof substantially in the form of Exhibit 4(c)(iii) hereto (the "Bill of Sale"), together with a list of all FF&E as of the Termination Date and the book values thereof as of the last day of the month immediately preceding the Termination Date;

         (iv) counterpart to a replacement Hilton Franchise Agreement for each Leased Hotel currently operating under a Hilton Franchise Agreement in favor of the applicable Lessor or the applicable Successor Lessee and otherwise in accordance with Section 2(c)(i) hereof;

         (v) counterpart to an Assignment of Contracts and Assumption Agreement for each Leased Hotel substantially in the form of
                  Exhibit 4(c)(v) hereto covering all Contracts to be assigned and assumed as of the Termination Date in accordance with
                  Section 2(e) hereof;

         (vi) counterpart to an Assignment of Office Lease and Assumption Agreement substantially in the form of Exhibit 4(c)(vi) hereto covering the Office Lease if it is to be assigned and assumed as of the Termination Date in accordance with Section 10 hereof;

         (vii) the documentation necessary to effect the agreement with respect to Leased Hotels operating under a Third Party Management Agreement set forth in Section 2(d) hereof;

         (viii) legal opinion of counsel to the Lessee Parties reasonably acceptable to the REIT Parties with respect to the matters set forth on Exhibit 4(c)(viii) hereto;

         (ix) a certificate of the Lessee Parties that the representations and warranties contained in Sections 22 and 24(b) hereof (after giving effect to any permitted updating of Exhibit 22 hereto pursuant to Section 22(b) hereof) are true and correct in all material respects as of the Termination Date;

         (x) a certificate of the Lessee Parties as to non-foreign status pursuant to Section 1445 of the Internal Revenue Code;

         (xi) evidence reasonably acceptable to the REIT Parties that the Affiliate Management Agreements have been terminated;

         (xii) counterpart to a Non-Compete Termination Agreement substantially in the form of Exhibit 4(c)(xii) hereto;

         (xiii) a release by Hilton, Doubletree and RFS of all non-competition, confidentiality and similar restrictive covenant obligations of each RFS Employee hired by the REIT Parties or a Successor Lessee pursuant to Section 7(d) hereof;

         (xiv) the certificate representing the Preferred Stock duly endorsed for transfer; and

         (xv) the documentation with respect to the Managed Hotels described in Section 2(f) hereof.

         (xvi) certificates representing the capital stock of RFSL if such capital stock is to be transferred pursuant to Section 2(a) hereof; and

         (xvii) counterpart to an Assignment of Lease Agreement and Assumption Agreement substantially in the form of Exhibit 4(c)(xvii) hereto for each Submanaged Hotel with respect to which the REIT has elected to take a lease assignment pursuant to
                  Section 2(a) hereof.

(d) Closing Deliveries by the REIT Parties. On the Termination Date (and/or in the case of subparagraphs (ix), (xi) and (xiii) below, on the Purchase Date if different from the Termination Date), the REIT Parties shall execute and deliver or cause to be executed and delivered the following to the Lessee Parties:

         (i) all payments required to be made by the REIT Parties on the Termination Date as set forth in Section 3 hereof;

         (ii)     the full principal amount of the Escrow;

         (iii)    counterpart to a closing statement;

         (iv) counterpart to a Memorandum of Lease Termination for each Leased Hotel containing provisions substantially equivalent to those set forth in Exhibit 4(c)(ii) hereto;

         (v) counterpart to a replacement Hilton Franchise Agreement for each Leased Hotel currently operating as a Hampton Inn, Homewood Suites or Doubletree Hotel in favor of the applicable Lessor or the applicable Successor Lessee and otherwise in accordance with Section 2(c)(i) hereof;

         (vi) counterpart to an Assignment of Contracts and Assumption Agreement for each Leased Hotel substantially in the form of
                  Exhibit 4(c)(v) hereto covering all Contracts to be assigned and assumed as of the Termination Date in accordance with
                  Section 2(e) hereof;

         (vii) counterpart to an Assignment of Office Lease and Assumption Agreement substantially in the form of Exhibit 4(c)(vi) hereto covering the Office Lease if it is to be assigned and assumed as of the Termination Date in accordance with Section 10 hereof;

         (viii) the documentation necessary to effect the agreement with respect to Leased Hotels operating under a Third Party Management Agreement set forth in Section 2(d) hereof;

         (ix) legal opinion of counsel to the REIT Parties reasonably acceptable to the Lessee Parties with respect to the matters set forth on Exhibit 4(d)(ix) hereto;

         (x) a certificate of the REIT Parties that the representations and warranties contained in Section 24(a) hereof are true and correct in all material respects as of the Termination Date;

         (xi) evidence reasonably acceptable to the Lessee Parties that the REIT has complied with all of the terms of the Registration Rights Agreement to be complied with on or before the Termination Date or the Purchase Date;

         (xii) counterparts to a Non-Compete Termination Agreement substantially in the form of Exhibit 4(c)(xii) hereto;

         (xiii)   the payments required pursuant to Section 9 hereof;

         (xiv) the documentation with respect to the Managed Hotels described in Section 2(f) hereof; and

         (xv) counterpart to an Assignment of Lease Agreement and Assumption Agreement substantially in the form of Exhibit 4(c)(xvii) hereto for each Submanaged Hotel with respect to which the REIT has elected to take a lease assignment pursuant to
                  Section 2(a) hereof.

(e)      Effect of Termination.

         (i) Effective on the Termination Date, each Lease Agreement (including, without limitation, any lease agreement which was amended or restated thereby, the leasehold interest thereunder, and any rights to review, options, or rights of first offer or first refusal, if any, created thereby) and each Ancillary Agreement shall terminate and shall be null and void and have no further force and effect, except for the obligation of each Lessee to pay all Rent (as defined in the respective Lease Agreements) with respect to Leased Hotels accrued and unpaid through the Termination Date. The Lessees shall pay Rent under the Lease Agreements accrued through the Termination Date as and when the same becomes due. This Agreement (including, without limitation, the provisions of this Section 4(e) and Section 21) shall override and nullify any provision of any Lease Agreement or Ancillary Agreement providing for the survival of any provisions set forth therein.

         (ii) Effective on the Termination Date, each Affiliate Management Agreement and each Owner Management Agreement then in effect shall terminate and shall be null and void and have no further force and effect, except for (i) the obligation of each Owner to pay all accrued and unpaid management fees and other amounts owing to Manager under the Owner Management Agreements through the Termination Date and (ii) and obligations and liabilities which, under the terms of each Owner Management Agreement, survive any termination of the same.

Section 5. Escrow.

                  Upon notice from the REIT to Hilton in accordance with Section 4(a)(ii) hereof, the parties hereto will execute and deliver an Escrow Agreement with Lawyers Title Insurance Corporation, Chicago Office (the "Escrow Agent") in the form of Exhibit 5 hereto (the "Escrow Agreement") pursuant to which the Lessors will deposit Two Million Dollars ($2,000,000.00) in cash (the "Escrow") with the Escrow Agent, which will be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement. A notice pursuant to said Section 4(a)(ii) hereof shall have no effect and shall not be deemed given until the Lessors deposit the Escrow in accordance with this Section 5. If the Lessees become entitled to the Escrow pursuant to the terms of this Agreement and the Escrow Agreement, payment of the Escrow to the Lessees in accordance with the terms of the Escrow Agreement shall constitute the sole remedy of the Lessee Parties hereunder for failure of the REIT Parties to close the transactions described in Section 2 hereof, it being the intention and agreement of the parties that the Escrow constitute liquidated damages for such failure determined in advance by the parties as a reasonable forecast of damage likely to occur in light of the fact that actual damage would be difficult to ascertain. The Escrow shall not constitute liquidated damages for any breach by the REIT Parties of their obligations under Sections 9 or 12 hereof.

Section 6. Interim Lease Terminations.

                  From and after the date hereof, a Lessor may terminate a Lease Agreement with respect to a Leased Hotel upon sale of the Leased Hotel as set forth in the Lease Agreement for such Leased Hotel prior to the Termination Date (an "Interim Lease Termination"). The termination payment to be paid in connection with any such Interim Lease Termination (the "Interim Lease Termination Payment") shall be the Individual Lease Termination Payment for the applicable Leased Hotel as set forth on Exhibit 1(a) hereto. If an Interim Lease Termination occurs prior to the Termination Date, the applicable Interim Lease Termination Payment shall be paid on the earlier to occur of (i) the Termination Date and (ii) the date which is one hundred twenty (120) days after the date of such Interim Lease Termination. All Interim Lease Termination Payments pursuant to this
         Section 6 shall be made by wire transfer in immediately available funds to such bank account(s) as the Lessee Parties shall specify (by written notice delivered to the REIT Parties not less than three (3) business days prior to the required payment date).

Section 7. Employee Matters.

(a) Employee Transition. As soon as practicable prior to the Termination Date and after consultation with Hilton, the REIT shall use its good faith reasonable commercial efforts to cause the Successor Lessees to fill their hiring needs, if any, first from the corporate headquarters and regional office employees of the Lessees described on Exhibit 22 hereto (as updated pursuant to Section 22(b) hereof) (the "RFS Employees") on the terms set forth herein. Any offer of employment by a Successor Lessee to an RFS Employee shall be (i) contingent upon the closing of the transactions contemplated hereby, (ii) for a position with a title substantially equivalent to that described on Exhibit 22 hereto (as updated pursuant to Section 22(b) hereof) and with authorities and responsibilities substantially equivalent to those existing on the Termination Date with respect to such RFS Employee,
         (iii) at the annual base salary described on Exhibit 22 hereto (as updated pursuant to Section 22(b) hereof) with respect to such RFS Employee, (iv) with employee benefits (including, without limitation, retirement, insurance and other welfare benefits) substantially similar to those described on Exhibit 7(a) hereto with respect to such RFS Employee, (v) with credit for all actual and credited service by such RFS Employee with the Lessees as described on Exhibit 22 hereto (as updated pursuant to Section 22(b) hereof) for purposes of (A) eligibility and vesting under all employment benefit plans (including, without limitation, retirement, insurance and other welfare plans) of the applicable Successor Lessee, and (B) to the extent not duplicative, benefit accruals under any severance or vacation pay plans of the applicable Successor Lessee, (vi) with credit for all unused vacation, sick, personal or other similar days earned or accrued with the Lessees by such RFS Employee as described on Exhibit 22 hereto (as updated pursuant to Section 22(b) hereof) and (vii) in the case of a Tier II RFS Employee, contingent upon the receipt by the Lessee Parties of a complete release and discharge of all obligations of the Lessee Parties under any applicable severance agreement acceptable in form and substance to the Lessee Parties and the REIT Parties.

(b) Severance. If (i) the REIT Parties or a Successor Lessee do not offer to hire an RFS Employee following the Termination Date on the terms specified in Section 7(a) hereof, and (ii) such RFS Employee is owed and paid severance and/or accrued vacation by any Lessee Party pursuant to the severance pay plan described in Exhibit 7(b) hereto, the severance agreements described in Exhibit 7(b) hereto (as the same may be modified in accordance with the terms of Section 7(e)(i) hereof) or the severance agreement described in Section 7(e)(ii) hereof, including any and all payments required by applicable state law and made by such Lessee Party in respect of unused vacation, sick, personal or other similar days which are earned or accrued by RFS Employees as of the Termination Date (collectively, the "Severance Payments"), then RFSOP shall reimburse such Lessee Party for such Severance Payments within two (2) business days after receiving written notice of such payment from such Lessee Party.

(c) Notice. Hilton shall notify the REIT of any claim for Severance Payments promptly upon receiving notice of such claim and in any event at least ten (10) days prior to the payment of such claim.

(d) Restrictive Covenants. Effective as of the Termination Date, Hilton shall execute, or cause the appropriate subsidiary of Hilton to execute, a release of all non-competition, confidentiality and similar restrictive covenant obligations of each RFS Employee hired by a Successor Lessee in form and substance reasonably acceptable to the REIT; provided, however, that such release shall not be required to effectuate a release of any obligations with respect to confidential information pertaining to operations of Hilton or any of its subsidiaries other than the Lessees.

(e) Extension of Certain Severance Benefits. RFS shall have the right (but not the obligation) to (i) extend the term of the severance agreements for the RFS Employees identified on Exhibit 7(b) hereof through January 31, 2001 and (ii) provide to Mr. Mark Kucera the same severance benefits as are currently provided to Messrs. Kidney, Williams and West as described in Exhibit 7(b) hereto and for a term extending through January 31, 2001.

Section 8. Transition of Hotel Management.

(a) Franchise Agreements; Subordination Agreement. The REIT Parties shall exercise their good faith reasonable commercial efforts to obtain from each franchisor of a Leased Hotel operating under a Third Party Franchise Agreement a release of the applicable Lessee from all liabilities arising under such Third Party Franchise Agreement or any other related agreement from and after the Termination Date, and the Lessee Parties and the REIT Parties shall execute and deliver all documents reasonably required by third party franchisors in connection therewith (other than indemnity agreements). The REIT Parties shall further exercise their good faith reasonable commercial efforts to obtain a release of RFSL from all liabilities arising under the Subordination Agreement from and after the Termination Date.

(b) Licenses. The Lessee Parties shall exercise good faith reasonable commercial efforts (i) to assist the REIT Parties in obtaining replacement Licenses, and (ii) unless instructed otherwise by the REIT Parties, to terminate all Licenses as of the Termination Date. If a Successor Lessee or an Owner, as applicable, is not able to obtain replacement Licenses for one or more of the Leased Hotels or Managed Hotels effective as of (or as soon as practicable after) the Termination Date, the REIT Parties shall so notify the Lessee Parties in writing at least twenty (20) days prior to the Termination Date, and on the Termination Date, such Successor Lessee or Owner, as applicable, and the Lessee Parties shall execute a temporary operating agreement, in form and substance mutually acceptable to the REIT Parties and the Lessee Parties, to allow the uninterrupted operation of such Leased Hotels and Managed Hotels for a reasonable period of time after the Termination Date pending receipt of the replacement Licenses.

(c) Books and Records. All books and records (including, but not limited to, accounting and financial records) for the Leased Hotels and the Managed Hotels kept by the Lessee Parties, and all personnel files regarding RFS Employees hired by any Successor Lessee, shall be delivered to the REIT promptly after the Termination Date; provided, however, that such books and records shall thereafter be available to the Lessee Parties at all reasonable times for inspection, audit, examination and transcription for a period of seven (7) years, and the Lessee Parties may retain copies or computer records thereof.

(d) St. Louis Plan. It is the intent of the parties to satisfy the provisions of Section 4204 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to the obligations of Holiday Inn St. Louis/Clayton Plaza (the "St. Louis Hotel") under the St. Louis Hotel and Restaurant Employees Pension Trust Fund (the "St. Louis Plan"). Therefore, the parties agree as follows:

         (i) Notwithstanding the provisions of Section 2(e) hereof, the REIT shall cause the Successor Lessee with respect to the St. Louis Hotel to accept an assignment of, and assume all obligations under, that certain agreement between the Hotel Employees Restaurant Employees Local 74, AFL-CIO and the St. Louis Hotel effective December 15, 1997 (the "St. Louis Agreement"). Without limitation of the foregoing, from and after the Termination Date, the REIT shall cause such Successor Lessee to continue making contributions to the St. Louis Plan in accordance with the terms of the St. Louis Agreement for substantially the same number of contribution base units for which the St. Louis Hotel had an obligation to contribute to the St. Louis Plan on the Termination Date;

         (ii) Unless exempt under Pension Benefit Guaranty Corporation Regulations Section 4204.11, or Section 4204.21, the REIT shall cause the Successor Lessee with respect to the St. Louis Hotel to post a bond or hold in escrow in favor of the St. Louis Plan for a period of five (5) plan years commencing with the first plan year beginning after the Termination Date in an amount and form that satisfies the requirements of Section 4204(a)(1)(B) of ERISA;

         (iii) In the event that the Successor Lessee with respect to the St. Louis Hotel withdraws in a complete or partial withdrawal under Section 4201 of ERISA from the St. Louis Plan with respect to the St. Louis Hotel during the first five (5) plan years beginning after the Termination Date, and such Successor Lessee fails to make any withdrawal liability payments when due, without limitation of the provisions of Section 21(c)(viii) hereof, RFS and Hilton shall be secondarily liable for any withdrawal liability that the St. Louis Hotel would have had to the St. Louis Plan but for the provisions of this
                  Section 8(d) and Section 4204 of ERISA; and

         (iv) RFS agrees to use its good faith reasonable commercial efforts to obtain and deliver to the REIT on or before February 28, 2000, an actuarial valuation for the St. Louis Plan as of the most recent practicable date.

Section 9. REIT Capital Stock.

(a)      Preferred Stock Purchase. On the earlier to occur of (i) the tenth
         (10th) day after receipt by Hilton of a notice from the REIT pursuant to Section 4(a) hereof evidencing the intention to terminate the Lease Agreements, the Owner Management Agreements and the Ancillary Agreements pursuant to the terms hereof or (ii) November 30, 2000, RFS shall have the one time right to deliver a purchase notice to RFSOP stating that RFS elects to require RFSOP to purchase all (but not less than all) of the 973,684 shares of Preferred Stock owned by RFS in accordance with the terms of this Section 9. In the event RFS delivers to RFSOP a purchase notice pursuant to the preceding sentence, RFSOP will purchase the Preferred Stock from RFS in accordance with the terms of this Section 9; provided, however, that the REIT shall have the right, but not the obligation, to assume RFSOP's obligation to purchase the Preferred Stock from RFS on the terms set forth in this Section 9(a) or to designate a different transferee for the Preferred Stock; and provided, further, that any such assumption by the REIT or designation by RFSOP shall not otherwise release or waive any obligation of RFSOP under this Section 9(a). The aggregate purchase price for the Preferred Stock (the "Purchase Price") shall be the greater of (A) either (i) Thirteen Million Seven Hundred Fifty Thousand Dollars ($13,750,000.00), in the event the REIT has not elected to terminate the Lease Agreements, the Owner Management Agreements and the Ancillary Agreements in accordance with this Termination Agreement, or
         (ii) Thirteen Million Dollars ($13,000,000.00) in the event the REIT has elected to terminate the Lease Agreements, the Owner Management Agreements and the Ancillary Agreements in accordance with this Termination Agreement, in either case plus any accrued and unpaid dividends thereon through the Purchase Date (defined below) or (B) the amount determined by multiplying the Current Market Value by the number of shares of Common Stock into which the Preferred Stock would then be convertible under the terms of the REIT's Amended and Restated Charter notwithstanding the fact that pursuant to the terms of the REIT's Amended and Restated Charter, the Preferred Stock is not then convertible. The purchase and sale of the Preferred Stock pursuant to this Section 9(a) shall occur on the earlier of (i) the Termination Date, or (ii) January 31, 2001 (either such date, the "Purchase Date"). If, as of the Purchase Date (i) the Common Stock is listed for trading on the NYSE or any other principal securities exchange and (ii) the New Shelf Registration Statement (defined below) is effective under the Securities Act (covering the number of shares of Common Stock to be issued), the REIT or RFSOP may elect, in its sole discretion, to pay all or part of the Purchase Price in the form of shares of Common Stock, in which event a share of Common Stock shall be valued at its Current Market Value. The REIT or RFSOP shall notify RFS on the business day prior to the Purchase Date whether it will pay any part of the Purchase Price in the form of Common Stock. In the event RFS does not elect to require RFSOP to acquire the Preferred Stock at the time and in the manner described in the first sentence of this Section 9(a) its right to elect to require such purchase shall be forfeited and null and void and of no further force and effect.

(b) Shelf Registration Statement. In accordance with the terms of the Registration Rights Agreement, the REIT shall prepare and file with the Securities and Exchange Commission (the

         "SEC"), as expeditiously as reasonably possible and at the REIT's sole cost and expense, one or more shelf Registration Statements on Form S-3 (collectively, the "New Shelf Registration Statement") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale by RFS of not less than 973,684 shares of Common Stock issuable to RFS in accordance with Section 9(a) hereof. In addition, the REIT, at its sole cost and expense, agrees to maintain the effectiveness of Registration Statement No. 333-28849 (the "Existing Shelf Registration Statement") covering the resale by RFS of the shares of Common Stock issuable to RFS upon the redemption of its Units. The REIT agrees to maintain the effectiveness of the New Shelf Registration Statement and the Existing Shelf Registration Statement, respectively, or any successor registration statement under the Securities Act which covers shares of Common Stock issuable to RFS to the same extent as the New Shelf Registration Statement and the Existing Shelf Registration Statement, until the earlier to occur of
         (i) the date on which RFS can sell all of the shares of Common Stock covered by such Registration Statement freely without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision, (ii) the date on which RFS has sold all of the shares of Common Stock covered by such Registration Statement, or (iii), with respect to the New Shelf Registration Statement, until the day following the Purchase Date, if the REIT or RFSOP do not issue any shares of Common Stock to RFS in connection with the purchase of the Preferred Stock pursuant to Section 9(a) hereof. The REIT shall file all required reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to the due date therefor.

(c) Redemption of Units. The REIT shall cause to be maintained in effect the provisions of the Fourth Amended and Restated Agreement of Limited Partnership of RFSOP dated January 3, 1997 (the "RFSOP Partnership Agreement") allowing RFS to tender its Units to RFSOP for redemption, with the redemption price being payable in cash or shares of Common Stock at the option of the REIT.

(d) Surrender of Certificates. On or prior to the Purchase Date, RFS shall deliver to the REIT or RFSOP, as applicable, certificates representing the Preferred Stock, duly endorsed for transfer, free and clear of any liens, claims, encumbrances or charges of any kind.

(e) Limitations on Resales. Hilton and RFS agree that, in the event RFS receives shares of Common Stock pursuant to Section 9(a) hereof, RFS will not sell such shares of Common Stock on any trading day in an amount which exceeds 20% of the average daily trading volume for the Common Stock for the 30-trading-day period preceding the date of the sale. The REIT Parties agree to work in good faith to assist RFS in the orderly liquidation of any shares of Common Stock delivered pursuant to
         Section 9(a) hereof.

Section 10. Office Lease.

                  The REIT and RFS shall use their respective good faith reasonable commercial efforts to effect either (a) the assignment to any REIT Party or Successor Lessee as of the Termination Date of the Lease Agreement dated December 1, 1994 by and between the predecessor in interest to Boyle Investment Company, a Tennessee corporation (the "Landlord") and RFS, as amended by the First Modification of Lease Agreement by and between Landlord and RFS dated September ___, 1999 (the "Office Lease"), the assumption of the Office Lease by such REIT Party or Successor Lessee, and the release of RFS from all liabilities arising under or from the Office Lease from and after the Termination Date, or
(b) the termination of the Office Lease as of the Termination Date and execution of a new lease for the space demised under the Office Lease on substantially the same terms as the Office Lease and for the remaining term thereof. Any such assignment of the Office Lease shall be subject to the subleases described on
Exhibit 22 hereto.

Section 11. Furniture and Equipment.

(a) FF&E. On the Termination Date, the REIT shall cause a REIT Party or Successor Lessee to purchase from RFS all corporate office furniture and equipment then owned by RFS (the "FF&E") at the book value thereof as of the Termination Date. Exhibit 11(a) hereof sets forth all FF&E as of December 31, 1999, and the book values thereof as of such date. The Lessees shall cause the FF&E to be transferred to the REIT Party or Successor Lessee free and clear of all liens, claims, encumbrances and charges of any kind pursuant to the Bill of Sale. Except as set forth in Section 11(b) below, the REIT Parties and Successor Lessees shall have no obligation to purchase from RFS any furniture, fixture or equipment, other than that described in Exhibit 11(a) hereto, unless the REIT agrees in writing prior to the Termination Date to make such purchase.

(b) Corporate Office Capital Expenditures. On the Termination Date, the REIT shall cause a REIT Party or Successor Lessee to reimburse RFS for the actual costs of the capital expenditures made or irrevocably committed by or on behalf of the Lessees with respect to their corporate office and related systems during the period from and including the date hereof through and including the Termination Date; provided, however, that the REIT shall have no obligation to cause any REIT Party or Successor Lessee to reimburse RFS for (i) any such capital expenditure in excess of $25,000 unless the REIT has given its prior written consent to such capital expenditure, or (ii) the amount by which the aggregate of any such capital expenditures of less than $25,000 made without the REIT'S prior written consent exceeds $100,000. All assets represented by such capital expenditures for which RFS is reimbursed shall be conveyed to a REIT Party or Successor Lessee on the Termination Date pursuant to the Bill of Sale.

Section 12. Partnership Interests.

                  The REIT and RFS shall use their respective good faith reasonable commercial efforts to effect, as soon as practicable after the date hereof, and pursuant to an Assignment of Partnership Interests and Assumption Agreement substantially in the form of Exhibit 12, hereto (a) the assignment to the REIT or its designee of all of the right, title, and interest of RFS in Highland Plaza Partners, L.P., Devonshire Associates, L.P., SF Partners, L. P., DDP Partners, L.P., and Shelby Distribution Partners, L.P., each a Tennessee limited partnership (collectively, the "Partnership Interests"), (b) the assumption of the Partnership Interests and all liabilities related thereto by the REIT or its designee, and (c) the release of RFS from all liabilities related to the Partnership Interests. Such assignment of Partnership Interests
(i) shall be free and clear of any liens, claims, encumbrances and charges of any kind on or against the Partnership Interests that have been created by RFS since the effective date of the Doubletree/RFS Merger, except as provided in the applicable partnership agreements, and (ii) shall be in exchange for a cash payment to RFS of $160,000. In the event the Partnership Interests have not been assigned to the

REIT or its designee on or before the earlier of the Termination Date and January 31, 2001, RFS shall assign to the REIT or its designee the economic benefits of the Partnership Interests (to the extent permitted by the applicable partnership agreements and related agreements) and effective on such date receive the indemnification of the REIT Parties with respect to Liabilities suffered or incurred with respect to the Partnership Interests set forth in
Section 21(c)(vi) hereof.

Section 13. Product Improvement Plans.

                  As soon as practicable, but in no event later than March 31, 2000, Hilton will notify the Lessors of any product improvement plans which will be required at any of the Leased Hotels which will be operated pursuant to a Hilton Franchise Agreement as a result of the transactions contemplated by this Termination Agreement (the "Required PIPs") and the capital improvements comprising such Required PIPs. The Lessee Parties agree that no Lessor or Successor Lessee shall be required, as a result of the transactions contemplated by this Agreement, to undertake a product improvement plan or capital expenditures which are not consistent with those generally required of licensees pursuant to standard Hilton Franchise Agreements.

Section 14. Financial Information.

(a) Financial Disclosure. The Lessee Parties agree to (i) provide such financial information with respect to the Lessees and the Manager and the Leased Hotels and Managed Hotels as may be reasonably requested by the REIT Parties and their respective permitted successors and assigns, and (ii) exercise their good faith reasonable commercial efforts to obtain from their independent public accountants such consents, "comfort letters" and similar documents relating to the financial information described in clause (i) above as may reasonably be requested by the REIT Parties and their respective permitted successors and assigns for compliance with their respective SEC disclosure obligations.

(b) Costs and Expenses. The REIT Parties shall pay all reasonable costs and expenses arising from the compliance by the Lessee Parties with the provisions of Section 14(a) hereof, including, without limitation, all salary and wage expenses attributable to time spent by employees of Hilton or any of its subsidiaries in complying with such provisions. Hilton shall provide the REIT Parties with satisfactory evidence of such costs and expenses.

Section 15. Conditions to Closing.

(a) Conditions Precedent to Closing by the REIT Parties. The obligations of any of the REIT Parties under Sections 2, 3, 4, 7, 10, 11, 18(g) and 18(h) of this Termination Agreement are subject to the satisfaction or waiver of the following conditions on or before the Termination Date:

         (i) Performance of Covenants. The Lessee Parties shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Termination Agreement to be performed, satisfied or complied with by the Lessee Parties on or before the Termination Date;

         (ii) Actions, Suits, Proceedings. No action, suit or proceeding by any governmental authority or other third party seeking to prevent or enjoin the transactions contemplated by this Termination Agreement shall have been instituted or threatened on or before the Termination Date; and

         (iii) Representations and Warranties. The representations and warranties of the Lessee Parties in Sections 22 and 24(b) hereof (after giving effect to any permitted updating of Exhibit 22 hereto pursuant to Section 22(b) hereof) shall continue to be true and correct in all material respects as of the Termination Date.

(b) Conditions Precedent to Closing by the Lessee Parties. The obligations of any of the Lessee Parties under Sections 2, 3, 4, and 11 of this Termination Agreement are subject to the satisfaction or waiver of the following conditions on or before the Termination Date:

         (i) Performance of Covenants. The REIT Parties shall have (i) performed, satisfied and complied in all material respects with all covenants and agreements required by this Termination Agreement to be performed, satisfied or complied with by any of the REIT Parties on or before the Termination Date and (ii) obtained the consents described as Items 3 and 4 on Exhibit 24(a)(ii) hereto;

         (ii) Actions, Suits, Proceedings. No action, suit or proceeding by any governmental authority or other third party seeking to prevent or enjoin the transactions contemplated by this Termination Agreement shall have been instituted or threatened on or before the Termination Date; and

         (iii) Representations and Warranties. The representations and warranties of the REIT Parties in Section 24(a) hereof shall continue to be true and correct in all material respects as of the Termination Date.

Section 16. Termination.

(a) Termination Due to Other Circumstances. This Termination Agreement may be terminated at any time on or prior to January 31, 2001:

         (i)      by mutual written agreement of all parties hereto;

         (ii)     by (A) the REIT pursuant to a notice delivered pursuant to
                  Section 4(a)(i) hereof, or (B) by Hilton if (1) the REIT has not notified Hilton in writing on or before November 30, 2000 that the REIT Parties intend to terminate the Lease Agreements, the Owner Management Agreements and the Ancillary Agreements pursuant to the terms of this Termination Agreement or (2) the Lessors have not executed the Escrow Agreement and deposited the Escrow pursuant to Section 5 hereof on or before November 30, 2000; provided however, that in either such event the provisions of Sections 9, 12 and 18(g) hereof shall survive such termination.

         (iii) by any party hereto if the Termination Date shall not have occurred on or before January 31, 2001; provided, however, that this provision shall not be available to the Lessee

                  Parties if the REIT Parties have the right to terminate this Termination Agreement under clause (iv) below, and this provision shall not be available to the REIT Parties if the Lessee Parties have the right to terminate this Termination Agreement under clause (v) below;

         (iv) by the REIT Parties if there is (A) a breach of any material covenant or material agreement to be complied with or performed by the Lessee Parties pursuant to the terms of this Termination Agreement and such breach has not been cured by the Termination Date or (B) a failure of any condition set forth in Section 15(a) hereof to be satisfied on or prior to the Termination Date; or

         (v) by the Lessee Parties if there is (A) a breach of any material covenant or material agreement to be complied with or performed by the REIT Parties pursuant to the terms of this Termination Agreement and such breach has not been cured by the Termination Date, or (B) a failure of any condition set forth in Section 15(b) hereof to be satisfied on or prior to the Termination Date.

(b) Effect of Termination. The termination of this Termination Agreement pursuant to Section 16(a) above shall not affect the right of any party to bring any action for breach of this Termination Agreement, and the obligations of the parties under Sections 9, 12, 18(g) and 21 of this Termination Agreement shall survive any such termination. Each of the Lessee Parties (other than RFSL) shall be jointly and severally liable for any breach of this Termination Agreement by any of the Lessee Parties, and each of the REIT Parties shall be jointly and severally liable for any breach of this Termination Agreement by any of the REIT Parties.

Section 17. Public Announcements; Confidentiality.

(a) Public Announcements. None of the REIT Parties shall issue or make, or permit any Successor Lessee to issue or make, any reports, statements or releases to the public or generally to its employees, customers, suppliers or other persons with respect to this Termination Agreement or the transactions contemplated hereby without giving Hilton twenty-four (24) hours (occurring during a business day) to comment on such report, statement or release. None of the Lessee Parties shall issue or make any reports, statements or releases to the public or generally to its employees, customers, suppliers or other persons with respect to this Termination Agreement or the transactions contemplated hereby without giving the REIT twenty-four (24) hours (occurring during a business day) to comment on such report, statement or release. If any Lessee Party is unable to obtain the comments of the REIT, or any REIT Party or Successor Lessee is unable to obtain the comments of Hilton, on any such report, statement or release after such time, then such party may make or issue such report, statement or release and promptly furnish the REIT or Hilton, as applicable, with a copy thereof.

(b) Confidentiality. Each party hereto shall keep confidential, and shall cause its directors, officers, employees, agents, representatives and advisors to keep confidential, any information from time to time received by it from any other party regarding such other party or its business affairs; provided, however, that nothing herein shall restrict the disclosure of any such information to the extent required by statute, rule, regulation or judicial process, or the disclosure of any such information which is generally available to the public.

Section 18. Further Covenants and Agreements.

(a) Employee Matters. The REIT shall have no obligation under Section 7(b) hereof with respect to any increase in Severance Payments resulting from any of the following actions taken by any Lessee Party prior to the Termination Date without the prior written consent of the REIT: (i) except as provided in Section 7(e) hereof, the increase of severance benefits or the extension of the term of any severance plan or individual severance agreement with respect to the RFS Employees described in Exhibit 7(b) hereto, (ii) the promotion of any RFS Employee to a level which entitles such RFS Employee to greater severance benefits, (iii) the increase in the compensation of any RFS Employee, except in the ordinary course of business, or (iv) the release of any RFS Employee from any non-compete provisions or other restrictive covenants applicable to such RFS Employee, except as required by Section 7(d) hereof.

(b) Affairs of RFS. RFS hereby agrees to maintain its legal existence and to use good faith reasonable commercial efforts to (i) maintain its current management structure at its corporate headquarters and regional offices and (ii) retain the RFS Employees for the period prior to the Termination Date, subject to such changes as may occur in the ordinary course of business. It is the intention of the parties that prior to the Termination Date the Leased Hotels and the Managed Hotels continue to be managed in a manner consistent with current operations, and to the extent possible, by the same individuals who currently manage the Leased Hotels and the Managed Hotels. After the Termination Date, no Lessee Party shall make, or permit any of its subsidiaries to make, offers of employment to any RFS Employee or any manager of a Leased Hotel or Managed Hotel prior to the date which is six (6) months after the Termination Date.

(c) The RFS Name. No later than fifteen (15) business days after the Termination Date, the Lessee Parties shall take all necessary steps to change their respective corporate names so as to no longer contain the designation RFS. The Lessee Parties hereby agree not to utilize the trade name or mark of RFS (or any logo or other mark containing the designation RFS) in connection with any of their businesses from and after the Termination Date except as may be reasonably necessary to wind up the affairs of the Lessees.

(d) Final Rent Payment and Management Fees. The Lessees shall pay all accrued and unpaid Percentage Rent and Additional Charges (as such terms are defined in the applicable Lease Agreements) and the Owners shall pay all management fees and other amounts due and owing pursuant to the Owner Management Agreements through the Termination Date on or before the date which is fifteen (15) days after the Termination Date.

(e) St. Louis Plan. The Lessee Parties shall provide any information or give notice, or use good faith commercially reasonable efforts to cause the trustee of the St. Louis Plan to provide any information or give notice, reasonably requested by the REIT Parties or the applicable Successor Lessee in connection with their application of the Pension Benefit Guaranty Corporation Regulations exemptions referred to in
         Section 8(d)(ii) hereof.

(f) RFSL. In the event the REIT or its designee purchases the capital stock of RFSL pursuant to Section 2(a) hereof, the assets and liabilities of RFSL shall be prorated and settled as of the Termination Date in the same manner as if the Lease Agreements applicable to the RFSL Hotels were being terminated in accordance with the provisions of this Agreement, it being the intention of the parties that at the Termination Date RFSL will have no more assets or liabilities than would the applicable Lessor or a Successor Lessee had the Lease Agreements for the RFSL Hotels been terminated in accordance with the provisions of this Termination Agreement and liabilities settled or indemnified in accordance with Sections 3(b), 4(e), 18(d) and 21 hereof. The parties acknowledge and agree that, in the event the REIT or its designee elects to purchase the capital stock of RFSL pursuant to Section 2(a) hereof, all assets of RFSL other than the Lease Agreements and the Leased Property (as such term is defined in the Lease Agreements but exclusive of Excluded Assets) will be transferred by RFSL to Hilton or its designee in advance of such purchase.

(g) Standstill Agreement. The REIT Parties hereby (i) consent to the execution by the Lessees of the "New Amendments" described in the Standstill Agreement, (ii) agree to execute the owner agreement amendments and new owner agreements described in the Standstill Agreement and (iii) agree to evidence their agreement set forth in this
         Section 18(g) to Marriott, if requested, in a form satisfactory to the REIT Parties.

(h) Non-Interference. The parties hereby acknowledge and agree that, prior to the Termination Date, except as expressly set forth herein or in the Lease Agreements or the Ancillary Agreements, the REIT Parties shall have no rights hereunder with respect to the operations or business of the Lessees.

Section 19. [Intentionally Left Blank].



Section 20. Further Assurances.

                  Each party hereby agrees to cooperate in good faith with the other parties and to execute and deliver such other agreements, documents or instruments as may be necessary or desirable in connection with the transactions contemplated by this Termination Agreement (including the termination of the Lease Agreements, the Owner Management Agreements and the Ancillary Agreements and execution and delivery of memoranda of lease termination that comply with applicable local law) or in effecting the transfer of the operational control of the Leased Hotels and the Managed Hotels resulting therefrom. Each party hereby further agrees to use its good faith reasonable commercial efforts to obtain consents and waivers from third parties, including franchisors, suppliers, vendors, employees, lessors, lessees, lenders, trustees, rating agencies and other third parties necessary to effect the transactions contemplated by this Termination Agreement, including, without limitation, all requisite consents and waivers identified on Exhibit 24(a)(ii) hereto and Exhibit 24(b)(ii) hereto. If any affiliate of a REIT Party becomes a lessor for a Leased Hotel prior to the Termination Date, the REIT shall cause such affiliate to become a party to and be bound by this Termination Agreement as if it were an original party hereto. If any affiliate of a Lessee Party becomes a lessee for a Leased Hotel prior to the Termination Date, Hilton shall cause such affiliate to become a party to and be bound by this Termination Agreement as if it were an original party hereto.

Section 21. Costs and Expenses; Indemnities.

(a)      Costs and Expenses.

         (i) Costs and Expenses Payable by the Lessee Parties. The Lessee Parties shall pay all fees, costs and expenses associated with
                  (A) the termination of the Affiliate Management Agreements in accordance with Section 2(d)(i) hereof, including, without limitation, termination fees, liquidated damages and other payments owing to the managers thereunder, and (B) obtaining the consents, waivers and other actions described on Exhibit 24(b)(ii) hereto.

         (ii) Costs and Expenses Payable by the REIT Parties. Except as otherwise set forth herein and in the Standstill Agreement, the REIT Parties shall pay all fees, costs and expenses associated with (A) the replacement of the Third Party Franchise Agreements applicable to the Leased Hotels in accordance with Section 2(c) hereof, including, without limitation, new license application fees, change of ownership fees, liquidated damages and other payments owing to the franchisors thereunder, whether as a result of the termination of the applicable Lease Agreement, Third Party Franchise Agreement or any other related agreement, the change of ownership of the franchise, the execution of a replacement Third Party Franchise Agreement with the applicable Lessor or Successor Lessee, or otherwise, (B) the replacement and termination of the Licenses applicable to the Leased Hotels and the Managed Hotels in accordance with Section 8(b) hereof,
                  (C) the assignment or termination of the Contracts applicable to the Leased Hotels (other than Excluded Material Contracts) in accordance with Section 2(e) hereof, (D) the termination and replacement or the assignment of the Office Lease in accordance with Section 10 hereof and any subleases thereof,
                  (E) the assignment of the Partnership Interests, (F) the acceptance and assumption of the Third Party Management Agreements and the release of the Lessee Parties with respect to the same, all in accordance with Section 2(d) hereof, and
                  (G) obtaining the consents, waivers and other actions described on Exhibit 24(a)(ii) hereto; provided, however, that the REIT Parties shall not be responsible for (x) amounts owing by the Lessees or any of their affiliates under the Franchise Agreements, Third Party Management Agreements, Contracts, Licenses or the Office Lease for the period prior to the Termination Date, or (y) any fees, costs or expenses described in this subsection (ii) (exclusive of clause (E) above) that are incurred by any Lessee Party prior to the date that is thirty (30) days in advance of the Termination Date.

         (iii) Other Costs and Expenses. Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Termination Agreement and the other documents and instruments contemplated herein and in performing their respective obligations hereunder and thereunder.

(b) Indemnity by the Lessee Parties. The Lessee Parties (other than RFSL) agree, jointly and severally, to indemnify, defend and hold harmless the REIT Parties and their respective affiliates, officers, directors, shareholders, employees and agents and each Successor Lessee (collectively, the "REIT Indemnitees") from and against any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, costs and expenses, and any and all actions, suits and proceedings in respect thereof (collectively, "Liabilities"), suffered or incurred by any REIT Indemnitee as a result of (i) the termination of, or failure to terminate, the Affiliate Management Agreements for the Leased Hotels, (ii) the breach of any covenant of the Lessee Parties set forth herein or in any document or instrument delivered in connection herewith, (iii) the failure of any representation and warranty made by the Lessee Parties in Sections 22 or 24(b) hereof or pursuant to Section 4(c)(ix) hereof to be true and correct in all material respects, (iv) the operation of the Leased Hotels by the Lessee Parties prior to the Termination Date, including, without limitation, claims or causes of action relating in any way to any employees of RFS based upon events occurring prior to the Termination Date, including but not limited to any alleged or actual unfair labor practices, employment discrimination charges and lawsuits, violations of collective bargaining contracts or trust agreements, any failure to make contributions to the St. Louis Plan contrary to the requirements of Section 515 of ERISA, and any other claims regarding employment, severance, safety, compensation, benefits or other matters,
         (v) any untrue statement of a material fact or omission of any material fact included in written information provided by any Lessee Party to any of the REIT Parties or their respective permitted successors and assigns or any Successor Lessee expressly for inclusion in any Exchange Act report or Securities Act registration statement, or (vi) in the event the REIT or its designee elects to purchase the capital stock of RFSL pursuant to Section 2(a) hereof, liabilities of RFSL arising prior to the Termination Date but not from the operation of the Leased Hotels. The Lessee Parties shall pay any and all amounts owing under this indemnity within two (2) business days after demand by the applicable REIT Indemnitee together with reasonable supporting documentation therefor. This indemnity shall survive the Termination Date for a period of three (3) years plus, with respect only to any claim for indemnification made hereunder before the expiration of such three (3)-year period, any period during which such claim is pending and unresolved hereunder. Payment of a Liability by a REIT Indemnitee shall not be a condition precedent to the obligations of the Lessee Parties under this indemnity. The limitation on the indemnification obligation set forth in clause (vi) above shall not in any way limit the indemnification obligation set forth in clause (iv) above.

(c) Indemnity by the REIT Parties. The REIT Parties agree, jointly and severally, to indemnify, defend and hold harmless the Lessee Parties and their respective affiliates, officers, directors, shareholders, employees and agents (collectively, the "Hilton Indemnitees") from and against any and all Liabilities suffered or incurred by any Hilton Indemnitee as a result of (i) the breach of any covenant of any REIT Party or Successor Lessee or any other designee of the REIT Parties set forth herein or in any document or instrument delivered in connection herewith, including, without limitation, the breach of any obligation under a Contract, Third Party Franchise Agreement, Third Party Management Agreement or License assumed by any REIT Party or Successor Lessee occurring after the Termination Date, (ii) the failure of any representation and warranty made by the REIT Parties in Section 24(a) hereof or pursuant to Section 4(d)(x) hereof to be true and correct in all material respects, (iii) the operation of the Leased Hotels by the Lessors or any Successor Lessee after the Termination Date, including, without limitation, (A) costs of complying with all product improvement plans and satisfying other requirements for the issuance or continuance of a replacement Franchise Agreement and (B) claims or causes of action relating in any way to any employee based upon events occurring after the Termination Date, including but not limited to any alleged or actual unfair labor practices, employment discrimination charges and lawsuits, violations of collective bargaining contracts or trust agreements, any failure to make contributions to the St. Louis Plan contrary to the requirements of Section 515 of ERISA or Section 8(d)(i) hereof, and any other claims regarding employment, severance, safety, compensation, benefits or other matters, (iv) the continuation beyond the Termination Date of any Contract (other than an Excluded Material Contract), License or Franchise Agreement which is not assumed by a REIT Party or Successor Lessee, (v) the continuation beyond the Termination Date of any obligations of the Lessee Parties under the Subordination Agreements,
         (vi) the Partnership Interests (exclusive of Liabilities arising with respect thereto from the gross negligence or willful misconduct of RFS after the effective date of the Doubletree/RFS Merger), (vii) any withdrawal liability incurred as a result of the transactions contemplated hereby with respect to the St. Louis Plan, (viii) any information with respect to the Lessee Parties set forth in any reports of any of the REIT Parties or their respective permitted successors and assigns or any Successor Lessee under the Exchange Act or any registration statement under the Securities Act, except, to the extent that any Liabilities in respect thereof result from any untrue statement of a material fact or omission of any material fact included in written information provided by any Lessee Party to such REIT Party, permitted successor or assign or Successor Lessee expressly for inclusion in any such Exchange Act report or Securities Act registration statement, and (ix) any transfer taxes incurred as a result of any lease assignment with respect to Submanaged Hotels pursuant to Section 2(a) hereof or as a result of the transfer of the stock of RFSL pursuant to Section 2(a) hereof. The REIT Parties shall pay any and all amounts owing under this indemnity within two (2) business days after demand by the applicable Hilton Indemnitee together with reasonable supporting documentation therefor. This indemnity shall survive the Termination Date for a period of three (3) years plus, with respect only to any claim for indemnification made hereunder before the expiration of such three (3)-year period, any period during which such claim is pending and unresolved hereunder; provided, however, that (i) the indemnity obligation described in clause (vii) above shall survive the Termination Date for a period of six (6)-years plus, with respect only to any claim for such indemnification made hereunder before the expiration of such six (6) year period, any period during which such claim is pending and unresolved hereunder, and (ii) the indemnity obligations described in clause (vi) above with respect to the Partnership Interests and all liabilities related thereto shall survive the Termination Date for the applicable statute of limitations period. Payment of a Liability by a Hilton Indemnitee shall not be a condition precedent to the obligations of the REIT Parties under this indemnity.

(d) Defense of Claims. If a claim for Liabilities is to be made by a party entitled to indemnification under this Section 21, the party entitled to such indemnification shall give written notice to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Liabilities for which indemnification may be sought under this Section 21. If any action, suit or proceeding alleging a claim for Liabilities is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable. After such notice, the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such action, suit or proceeding, (ii) to employ and engage attorneys and experts of its own choice to handle and defend the same, and (iii) with the indemnified party's consent, to settle such action, suit or proceeding, all at the indemnifying party's sole risk and expense, provided, in each instance, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto; provided, however, that any such settlement shall include, among other things, an absolute and unconditional release of the indemnified party from all Liabilities. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such action, suit or proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such action, suit or proceeding and any appeal arising therefrom. This Section 21(d) shall have no application to the reimbursement obligation of the RFSOP set forth in
         Section 7(b) hereof.

(e) Applicability of Indemnity Provisions. Except with respect to the indemnity provided by the Lessee Parties (other than RFSL) pursuant to
         Section 21(b)(v) hereof and the indemnity provided by the REIT Parties pursuant to Section 21(c)(vi) and Section 21(c)(viii) hereof, the provisions of subsections (b), (c) and (d) of this Section 21 shall not become applicable until the consummation of the transactions contemplated by Section 2 hereof on the Termination Date. The indemnity provided by the REIT Parties pursuant to Section 21(c)(vi) shall not become applicable until the earliest of (i) the consummation of the transactions contemplated by Section 12 hereof, (ii) the consummation of the transactions contemplated by Section 2 hereof on the Termination Date and (iii) January 31, 2001.

Section 22. Disclosure.

(a) Representations and Warranties. The Lessee Parties hereby make the following representations and warranties:

         (i) Litigation. To the actual knowledge of Lawrence A. Russell, Jr., Section (a) of Exhibit 22 hereto (to be completed by RFS within ten (10) days after the date hereof) will set forth a true and correct list of all pending and threatened actions, suits and proceedings against the Lessees as of the date hereof.

         (ii) Material Contracts. To the actual knowledge of Lawrence A. Russell, Jr., Section (b) of Exhibit 22 hereto sets forth a true and correct list of all Material Contracts as of the date hereof.

         (iii) Employee Matters. Section (c) of Exhibit 22 hereto sets forth a true and correct statement of the current information with respect to the RFS Employees set forth therein.

         (iv) Subleases. Section (d) of Exhibit 22 hereto sets forth a true and correct list of all subleases executed by any of the Lessee Parties with respect to the space demised under the Office Lease.

         (v) Management Agreements. Exhibit 1(d) hereto sets forth all of the Third Party Management Agreements with respect to the Leased Hotels.

         (vi) RFS Leasing, Inc. RFSL is duly incorporated, validly existing and in good standing under the laws of the State of Tennessee and is in good standing in each state in which it leases a hotel property from RFSFP. Other than its obligations pursuant to the Lease Agreements, Franchise Agreements, Licenses, Third Party Management Agreements, Affiliate Management Agreements, and Contracts relating to the RFSL Hotels, the Standstill Agreement, this Termination Agreement, the Escrow Agreement, the Subordination Agreement and the Ancillary Agreements, RFSL has no material contractual obligations of any kind, and RFSL has no business operations of any kind which are unrelated to the RFSL Hotels. Hilton (either directly or indirectly) owns all of the outstanding capital stock of RFSL free and clear of any liens, claims, encumbrances and charges of any kind.

         (vii) Replacement Hilton Franchise Agreements. Hilton, or a wholly owned subsidiary of Hilton, has full legal right and authority to grant to the REIT Parties or a Successor Lessee a replacement Hilton Franchise Agreement for the same franchise brand for each Leased Hotel currently operating under a Hilton Franchise Agreement.

(b) Updating of Disclosures. The Lessee Parties shall promptly update any of the information set forth in Exhibit 22 hereto to include developments after the date hereof by delivering written notice of such new developments to the REIT Parties.

Section 23. Counterparts.

                  This Termination Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

Section 24. Authorization; No Consents.

(a) The REIT Parties. The REIT Parties hereby represent and warrant to the Lessee Parties as follows:

         (i) The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated therein by each of the REIT Parties have been duly authorized by all necessary corporate or partnership action, as the case may be. Each Agreement constitutes a valid and binding agreement of each of the REIT Parties, enforceable in accordance with its terms.

         (ii) Except as set forth on Exhibit 24(a)(ii) and Exhibit 24(b)(ii) hereto, and except for required consents to the assignment, replacement and/or termination of the Franchise Agreements (and related agreements), the Licenses, the Contracts, the Third Party Management Agreements, the Office Lease and the Partnership Interests, no consents, waivers or other actions by any third party are required in connection with the execution, delivery and performance of any Agreement by any of the REIT Parties.

(b) The Lessee Parties. The Lessee Parties hereby represent and warrant to the REIT Parties as follows:

         (i) The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated therein by each of the Lessee Parties (including, without limitation, the execution and delivery of the agreement described in Section 4(c)(xii) hereof) have been duly authorized by all necessary corporate or partnership action, as the case may be. Each Agreement constitutes a valid and binding agreement of each of the Lessee Parties, enforceable in accordance with its terms.

         (ii) Except as set forth on Exhibit 24(a)(ii) and Exhibit 24(b)(ii) hereto and except for required consents to the assignment, replacement and/or termination of the Franchise Agreements (and related agreements), the Licenses, the Contracts, the Third Party Management Agreements, the Office Lease and the Partnership Interests, no consents, waivers or other actions by any third party are required in connection with the execution, delivery and performance of any Agreement by any of the Lessee Parties.

Section 25. Notices.

                  Any notice required or permitted to be given under this Termination Agreement shall be in writing and shall be sent by facsimile transmission (confirmed by any of the following methods: overnight delivery (with proof of delivery), courier service (with proof of delivery), hand delivery, or certified or registered mail (return receipt requested and first class postage prepaid)) and addressed as follows:

                  If to any Lessee Party:

                           c/o Hilton Hotels Corporation
                           755 Crossover Lane
                           Memphis, TN 38117-4900
                           Attention: Rick Schultz and Kevin Kern
                           Facsimile: (901) 374-5521

         with a copy to:

                           Hilton Hotels Corporation
                           9336 Civic Center Drive
                           Beverly Hills, CA 90210
                           Attention: Kevin Luebbers
                           Facsimile: (310) 205-4611

         with a copy (which shall not constitute notice) to:

                           Latham & Watkins
                           5800 Sears Tower
                           Chicago, IL 60606
                           Attention: Linda S. Schurman
                           Facsimile: (312) 993-9767

                  If to any REIT Party:

                           c/o RFS Hotel Investors, Inc.
                           850 Ridge Lake Boulevard
                           Suite 220
                           Memphis, TN 38120
                           Attention: Robert M. Solmson, Chairman of the Board
                           Facsimile: (901) 818-5260

         with a copy (which shall not constitute notice) to:

                           Hunton & Williams
                           Riverfront Plaza, East Tower
                           951 East Byrd Street
                           Richmond, VA 23219
                           Attention: David C. Wright
                           Facsimile: (804) 788-8218

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date the notice is received or receipt is rejected.

Section 26. Successors and Assigns.

                  This Termination Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may make any assignment of this Termination Agreement or any rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, RFS shall have the right to assign its rights under Section 9 hereof to Hilton or any subsidiary of Hilton which is a successive holder of any Preferred Stock, Common Stock or Units; provided, however, that RFS shall notify the REIT in writing of any such assignment prior to the filing of the New Shelf Registration Statement.

Section 27. Entire Agreement; Amendments.

                  The Agreements and the exhibits and schedules thereto constitute the entire agreement among the parties thereto with respect to the subject matters thereof and supersede all prior agreements and understandings among the parties with respect to the matters set forth therein, including, without limitation, any termination or survival provisions in the Lease Agreements. No addition to or amendment or modification of any provision of this Termination Agreement shall be binding upon any party hereto unless made in writing and signed by each party hereto.

Section 28. Headings.

                  Headings of the sections of this Termination Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 29. Incorporation.

                  The exhibits hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Section 30. Enforcement of Agreement.

                  The parties agree that irreparable damage will occur in the event that any of the provisions of this Termination Agreement is not performed in accordance with the specific terms hereof or are otherwise breached. It is accordingly agreed that, except as otherwise provided in Section 5 hereof, in addition to any other remedy to which the parties are entitled at law or in equity, the parties shall be entitled to injunctive relief to prevent breaches of this Termination Agreement and to enforce specifically the terms and provisions hereof in any court in the State of Tennessee.

Section 31. Governing Law.

                  This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to its rules of conflicts of laws.

Section 32. Severability.

                  Any term or provision of this Termination Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Termination Agreement or affecting the validity or enforceability of any of the terms or provisions of this Termination Agreement in any other jurisdiction. If any provision of this Termination Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 33. Attorneys Fees.

                  If any party brings an action against another party to enforce any condition or covenant of this Termination Agreement or any other Agreement, the prevailing party in such action shall be entitled to recover its court costs, attorneys' fees and expenses in the judgment rendered through such action.

Section 34. Time of the Essence.

                  Time is of the essence of this Termination Agreement.

Section 35. Risk of Loss.

                  In the event of a casualty or condemnation affecting any Leased Hotel, no party shall have the right to terminate any Agreement and the applicable Lessee shall hold and assign to the applicable Lessor or Successor Lessee any and all proceeds of insurance or any condemnation award relating to such casualty or condemnation in such Lessee's possession as of the Termination Date.

Section 36. Survival.

                  Except as limited by Section 21 hereof, all agreements and obligations of the parties to this Termination Agreement shall survive the Termination Date.

Section 37. Consents.

                  Whenever the consent or approval of a party is required under this Termination Agreement, such consent shall not be unreasonably withheld or delayed.

Section 38. Good Faith Reasonable Commercial Efforts.

                  Whenever a party is obligated under this Termination Agreement to use its good faith reasonable commercial efforts, such obligation shall not require such party to expend funds or incur liability not contemplated by this Termination Agreement.



                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, each party has caused this Termination Agreement to be duly executed on its behalf as of the day and year first above written.

                                   RFS, INC.



                                   By: /s/ Kevin M. Luebbers
                                       -----------------------------------------
                                   Name: Kevin M. Luebbers
                                         ---------------------------------------
                                   Title: Senior Vice President
                                          --------------------------------------

                                   RIDGE LAKE GENERAL PARTNER, INC.



                                   By: /s/ R. Churchey
                                       -----------------------------------------
                                   Name: R. Churchey
                                         ---------------------------------------
                                   Title: President and COO
                                          --------------------------------------


                                   RFS LEASING, INC.



                                   By: /s/ Kevin M. Luebbers
                                       -----------------------------------------
                                   Name: Kevin M. Luebbers
                                         ---------------------------------------
                                   Title: Senior Vice President
                                          --------------------------------------


                                   DTR RFS LESSEE, INC.



                                   By: /s/ Kevin M. Luebbers
                                       -----------------------------------------
                                   Name: Kevin M. Luebbers
                                         ---------------------------------------
                                   Title: Senior Vice President
                                          --------------------------------------


                                   RFS PARTNERSHIP, L.P.


                                   By: RFS Hotel Investors, Inc., general
                                       partner



                                       By: /s/ R. Churchey
                                           -------------------------------------
                                       Name: R. Churchey
                                             -----------------------------------
                                       Title: President and COO
                                              ----------------------------------

                                   RFS FINANCING PARTNERSHIP, L.P.


                                       By: RFS Financing, Inc., general partner



                                   By: /s/ R. Churchey
                                       -----------------------------------------
                                   Name: R. Churchey
                                         ---------------------------------------
                                   Title: President and COO
                                          --------------------------------------



                                   PLANO INN, L.P.


                                   By: RFS Partnership, L.P., general partner

                                       By: RFS Hotel Investors, Inc., general
                                           partner



                                           By: /s/ R. Churchey
                                               ---------------------------------
                                           Name: R. Churchey
                                                 -------------------------------
                                           Title: President and COO
                                                  ------------------------------



                                   RFS HOTEL INVESTORS, INC.



                                   By: /s/ R. Churchey
                                       -----------------------------------------
                                   Name: R. Churchey
                                         ---------------------------------------
                                   Title: President and COO
                                          --------------------------------------



                                   RFS SPE 1 1998 LLC, A VIRGINIA LIMITED
                                   LIABILITY COMPANY


                                   By: RFS MM 1 1998 CORPORATION, a Virginia
                                       corporation, its managing partner



                                       By: /s/ R. Churchey
                                           -------------------------------------
                                       Name: R. Churchey
                                             -----------------------------------
                                       Title: President and COO
                                              ----------------------------------

                                   RFS SPE 2 1998 LLC

                                   By: RFS MM 2 1998 CORPORATION, a Virginia
                                       corporation, its managing partner



                                       By: /s/ R. Churchey
                                           -------------------------------------
                                       Name: R. Churchey
                                             -----------------------------------
                                       Title: President and COO
                                              ----------------------------------



                                   DOUBLETREE CORPORATION



                                   By: /s/ Kevin M. Luebbers
                                       -----------------------------------------
                                   Name: Kevin M. Luebbers
                                         ---------------------------------------
                                   Title: Senior Vice President
                                          --------------------------------------



                                   HILTON HOTELS CORPORATION



                                   By: /s/ Kevin M. Luebbers
                                       -----------------------------------------
                                   Name: Kevin M. Luebbers
                                         ---------------------------------------
                                   Title: Senior Vice President
                                          --------------------------------------

                                    EXHIBITS

Exhibit 1(a)              -      Hotels and Lease Agreements
Exhibit 1(b)              -      Owner Management Agreements
Exhibit 1(c)              -      Ancillary Agreements
Exhibit 1(d)              -      Third Party Management Agreements
Exhibit 1(e)              -      Form of Standstill Agreement
Exhibit 3(b)(i)           -      Operational Settlement for Leased Hotels
Exhibit 4(c)(ii)          -      Provisions for Memorandum of Lease Termination
Exhibit 4(c)(iii)         -      Bill of Sale
Exhibit 4(c)(v)           -      Assignment of Contracts and Assumption Agreement
Exhibit 4(c)(vi)          -      Assignment of Office Lease and Assumption Agreement
Exhibit 4(c)(viii)        -      Legal Opinion of Counsel to Lessee Parties
Exhibit 4(c)(xii)         -      Non-Compete Termination Agreement
Exhibit 4(c)(xvii)        -      Assignment of Lease Agreement and Assumption Agreement
Exhibit 4(d)(ix)          -      Legal Opinion of Counsel to REIT Parties
Exhibit 5                 -      Escrow Agreement
Exhibit 7(a)              -      Employee Benefits to RFS Employees
Exhibit 7(b)              -      Severance Agreements and Policies
Exhibit 11(a)             -      FF&E and Book Values
Exhibit 12                -      Assignment of Partnership Interests and Assumption Agreement
Exhibit 22                -      Disclosures
Exhibit 24(a)(ii)         -      Required Third Party Consents of REIT Parties
Exhibit 24(b)(ii)         -      Required Third Party Consents of Lessee Parties

                                  EXHIBIT 1(A)

                           HOTELS AND LEASE AGREEMENTS

I. Consolidated Lease Amendment dated February 27, 1996 between RFSOP, as lessor, and RFS, as lessee (the "Consolidated Lease Amendment") with respect to the following Hotels:

                                                                         Termination
             Hotel                    Location                              Payment
             -----                    --------                              -------
  1.   Holiday Inn Express         Tupelo, MS                          Previously Terminated
  2.   Holiday Inn Express         Franklin, TN                        Previously Terminated
  3.   Holiday Inn                 Louisville, KY                                 $  214,000
  4.   Executive Inn               Tupelo, MS                          Previously Terminated
  5.   Holiday Inn                 Clayton, MO                                     3,177,000
  6.   Holiday Inn                 Columbia, SC                                    1,217,000
  7.   Ramada Inn (A)              Lexington, KY
  8.   Comfort Inn                 Conyers, GA                         Previously Terminated
  9.   Holiday Inn                 Lafayette, LA                                   2,492,000
  10.  Comfort Inn (B)             Marietta, GA                                      435,000
  11.  Residence Inn               Kansas City, MO                                   934,000
  12.  Comfort Inn                 Clemson, SC                         Previously Terminated
  13.  Comfort Inn (B)             Ft. Mill, SC                                          -0-
  14.  Hampton Inn                 Ft. Lauderdale, FL                                846,000
  15.  Holiday Inn Express         Arlington Heights, IL                             249,000
  16.  Holiday Inn Express         Bloomington, MN                                   975,000
  17.  Hampton Inn                 Bloomington, MN                                   640,000
  18.  Hampton Inn                 Denver (Lakewood), CO                             121,000
  19.  Holiday Inn Express         Downers Grove, IL                                 602,000
  20.  Comfort Inn                 Farmington Hills, MI                              745,000
  21.  Comfort Inn                 Grand Rapids, MI                    Previously Terminated
  22.  Hampton Inn                 Indianapolis, IN                                  296,000
  23.  Hampton Inn                 Lansing, MI                         Previously Terminated
  24.  Hampton Inn                 Lincoln, NE                                       259,000
  25.  Hampton Inn                 Minnetonka, MN                                    300,000
  26.  Hampton Inn (B)             Oklahoma City, OK                                 701,000
  27.  Hampton Inn (B)             Omaha, NE                                         600,000
  28.  Hampton Inn                 Tulsa, OK                                         677,000
  29.  Hampton Inn                 Warren, MI                                        270,000
  30.  Holiday Inn Express         Wauwatosa, WI                                     254,000
  31.  Residence Inn               Tyler, TX                                       1,117,000
  32.  Residence Inn               Fishkill, NY                                    3,218,000
  33.  Residence Inn (B)           Providence (Warwick), RI                        1,570,000
  34.  Hampton Inn                 Memphis, TN                                       572,000
  35.  Residence Inn (B)           Ft. Worth, TX                                     915,000





                                     1(a)-1

  36.  Residence Inn               Torrance, CA                                    3,392,000
  37.  Residence Inn               Wilmington, DE                                  1,381,000
  38.  Residence Inn (B)           Ann Arbor, MI                                     129,000
  39.  Holiday Inn                 Flint, MI                                       3,413,000
  40.  Residence Inn (B)           Charlotte, NC                                     534,000
  41.  Hawthorn Suites Hotel       Atlanta (Marietta), GA                          1,783,550
  42.  Holiday Inn Express (B)     Austin, TX                                            -0-
  43.  Hampton Inn (B)             Lakewood, CO                                      945,000
  44.  Hampton Inn (B)             Hattiesburg, MS                                       -0-
  45.  Hampton Inn                 Laredo, TX                                      1,137,000
  46.  Residence Inn               Atlanta, GA                                        76,000
  47.  Holiday Inn (B)             Crystal Lake, IL                                3,010,000
  48.  Residence Inn (B)           Orlando, FL                                     2,263,000
  49.  Residence Inn (B)           Sacramento, CA                                  1,623,000

--------------------------------------------------------------

(A) Hotel previously sold by RFSOP and parties hereby agree that the Lease Agreement with respect to such Hotel was terminated effective as of March 5, 1996 with no termination payment being due or payable pursuant to Section 11 of the Master Agreement dated as of February 1, 1996 among Doubletree Corporation, Seedling Merger Subsidiary, Inc., RFS, the REIT and RFSOP.

(B) The Lease Agreements with respect to these Hotels were amended and restated pursuant to the Second Consolidated Lease Amendment described in II. below. The Lease Agreements for the remaining Hotels were amended and restated pursuant to the Third Consolidated Lease Amendment described in III. below.




                                     1(a)-2

II. Second Consolidated Lease Amendment dated as of November 21, 1996 between RFSFP, as lessor, and RFSL, as lessee (the "Second Consolidated Lease Amendment") with respect to the following Hotels. Except for the Doubletree Hotel San Diego (Del Mar), California, the Individual Termination Payments for the following Hotels which are subject to the Second Consolidated Lease Amendment are set forth in I. above.

                   1.  Residence Inn                   Providence, RI
                   2.  Residence Inn                   Ft. Worth, TX
                   3.  Residence Inn                   Ann Arbor, MI
                   4.  Residence Inn                   Charlotte, NC
                   5.  Residence Inn                   Orlando, FL
                   6.  Residence Inn                   Sacramento, CA
                   7.  Hampton Inn                     Oklahoma City, OK
                   8.  Hampton Inn                     Omaha, NE
                   9.  Hampton Inn                     Denver (Lakewood), CO
                  10.  Hampton Inn                     Hattiesburg, MS
                  11.  Comfort Inn                     Marietta, GA
                  12.  Comfort Inn                     Fort Mill, SC
                  13.  Holiday Inn                     Crystal Lake, IL
                  14.  Holiday Inn Express             Austin, TX
                  15.  Doubletree Hotel                San Diego (Del Mar), CA, Individual
                                                             Termination Payment is
                                                             $1,567,000

III. Third Consolidated Lease Amendment dated November 21, 1996 between RFSOP, as lessor, and RFS, as lessee (the "Third Consolidated Lease Amendment") with respect to the following Hotels. The Individual Termination Payments for the following Hotels which are subject to the Third Consolidated Lease Amendment are set forth in I. above.

         1.   Holiday Inn                               Louisville, KY
         2.   Holiday Inn                               Clayton, MO
         3.   Holiday Inn                               Columbia, SC
         4.   Holiday Inn                               Lafayette, LA
         5.   Residence Inn (B)                         Kansas City, MO
         6.   Hampton Inn                               Ft. Lauderdale, FL
         7.   Holiday Inn Express                       Arlington Heights, IL
         8.   Holiday Inn Express                       Bloomington, MN
         9.   Hampton Inn (B)                           Bloomington, MN
         10.  Hampton Inn                               Denver (Lakewood), CO
         11.  Holiday Inn Express                       Downers Grove, IL
         12.  Comfort Inn (A)                           Farmington Hills, MI
         13.  Hampton Inn (A)                           Indianapolis, IN
         14.  Hampton Inn                               Lincoln, NE
         15.  Hampton Inn                               Minnetonka, MN
         16.  Hampton Inn                               Tulsa, OK




                                     1(a)-3

         17.  Hampton Inn                               Warren, MI
         18.  Holiday Inn Express (B)                   Wauwatosa, WI
         19.  Residence Inn                             Tyler, TX
         20.  Residence Inn                             Fishkill, NY
         21.  Hampton Inn (A)                           Memphis, TN
         22.  Residence Inn                             Torrance, CA
         23.  Residence Inn                             Wilmington, DE
         24.  Holiday Inn                               Flint, MI
         25.  Hawthorne Suites Hotel                    Atlanta (Marietta), GA
         26.  Hampton Inn                               Laredo, TX
         27.  Residence Inn                             Atlanta, GA

--------------------------------------------------------------

(A) Hotel transferred to RFS SPE 1 and Third Consolidated Lease Amendment modified as to this Hotel by Amendment to Third Consolidated Lease Amendment and Lease Agreements dated as of December 18, 1998 by and between RFSOP and RFS.

(B) Hotel transferred to RFS SPE 2 and Third Consolidated Lease Amendment modified as to this Hotel by Amendment to Third Consolidated Lease Amendment and Lease Agreements dated as of December 18, 1998 by and between RFSOP and RFS.

IV. Lease Agreements between RFSOP, as lessor, and RFS, as lessee, with respect to the following Hotels:

              Date of
               Lease                                                        Termination
             Agreement       Hotel                      Location               Payment
             ---------       -----                      --------               -------
             11/22/96     Hampton Inn                  Houston, TX            $ 378,000
             12/22/96     Courtyard by Marriott        Flint, MI              1,016,000
             05/11/97     Hampton Inn                  Chandler, AZ                 -0-
             06/17/97     Hampton Inn                  Sedona, AZ                   -0-
             01/01/97     Sheraton Hotel (A)           Milpitas, CA           4,579,000
             01/01/97     Sheraton Four Points (A)     Sunnyvale, CA          3,992,000
             01/01/97     Sheraton Four Points (A)     Pleasanton, CA         3,140,000
             01/01/97     Sheraton Four Points (A)     Bakersfield, CA        1,658,000

--------------------------------------------------------------

(A) Hotel transferred to either RFS SPE 1 or RFS SPE 2 and Third Consolidated Lease Amendment modified as to this Hotel by Amendment to Third Consolidated Lease Amendment and Lease Agreements dated as of December 18, 1998 by and between RFSOP and RFS.




                                     1(a)-4

V. Lease Agreement dated June 23, 1997 between RFSOP, as lessor, and DTR, as lessee with respect to the Beverly Heritage hotel, Milpitas, California. Individual Termination payment is $0.00.

VI. Lease Agreement dated July 15, 1996 between Plano and RFS, with respect to the Hampton Inn, Plano, Texas. Individual Termination Payment is $121,000.

VII. Lease Agreement dated as of May 30, 1996, between RFSOP, as lessor, and DTR, as lessee, with respect to the Doubletree Hotel, San Diego, CA. This Lease Agreement was amended and restated pursuant to the Second Consolidated Lease Amendment described in II. above. The Termination Payment is set forth in II.
         above.

VIII. Lease Agreement dated as of April 1, 1997 between RFSOP, as lessor, and RFS, as lessee, with respect to the Homewood Suites Hotel, Plano, Texas. The parties agree that this Lease Agreement was terminated effective as of September 30, 1997 and that no Termination Payment was or is owed in connection with such termination, as a result of the letter agreement dated August 14, 1997 between RFSOP and RFS.

IX. Lease Agreement dated as of November 8, 1996 between RFSOP, as lessor, and RFS, as lessee, with respect to the Homewood Suites, Salt Lake City, Utah. The parties agree that this Lease Agreement was terminated effective as of September 30, 1997 and that no Termination Payment was or is owed in connection with such termination, as a result of the letter agreement dated August 14, 1997 between RFSOP and RFS.






                                     1(a)-5

                                  EXHIBIT 1(B)



                           OWNER MANAGEMENT AGREEMENTS

Management Agreement dated April 1, 1998 between RFSOP (Owner) and RFS (Homewood
      Suites, Chandler, AZ). Individual Termination Payment is $7,500.00.

Management Agreement dated __________ between RFSOP (Owner) and RFS (TownePlace
      Suites, Fort Worth, TX). Individual Termination Payment is $7,500.00.

Management Agreement dated April 19, 1999 between Ridge Lake (Owner) and RFS
      (Sheraton, Birmingham, AL). Individual Termination Payment is $100,000.00.







                                     1(b)-1

                                  EXHIBIT 1(C)

                              ANCILLARY AGREEMENTS



Master Agreement dated as of February 1, 1996 among Doubletree, Seedling
         Merger Subsidiary, Inc., RFS, the REIT and RFSOP.

First Amendment to Master Agreement dated as of February 1, 1996 among
         Doubletree, Seedling Merger Subsidiary, Inc., RFS, the REIT and RFSOP.

First Amendment to Master Agreement dated as of November 21, 1996 among
         Doubletree, RFS, the REIT, RFSOP, RFSL, RFSFP and DTR.

Agreement and Plan of Merger dated as of February 1, 1996 among Doubletree, RFS,
         Seedling Merger Subsidiary, Inc. and the Target Principal Shareholders (as defined therein).

First Amendment to Agreement and Plan of Merger dated as of February 27,
         1996, among Doubletree, RFS, Seedling Merger Subsidiary, Inc., Robert
         M. Solmson, H. Lance Forsdick, J. William Lovelace, and Michael J. Pascal.

Preferred Stock Purchase Agreement dated as of February 1, 1996 among
         Doubletree, Seedling Merger Subsidiary and the REIT.

Shared Services Agreement dated as of February 27, 1996 between RFSOP and RFS.

Letter agreement dated as of August 14, 1997 between RFSOP and RFS with respect to the substitution of certain hotel leases

Letter agreement dated October 17, 1997 among RFSOP, RFSFP, Plano, RFS, RFSL and
         DTR.

All other agreements executed by some or all of the Lessee Parties on the one hand and some or all of the REIT Parties on the other hand in connection with the Lease Agreements or any of the foregoing Ancillary Agreements; provided, however, that in no event shall the RFSOP Partnership Agreement be considered an Ancillary Agreement.







                                     1(c)-1

                                  EXHIBIT 1(D)

                        THIRD PARTY MANAGEMENT AGREEMENTS



Management Agreement dated as of August 3, 1994 between RFS Management Co., Inc.
         and FRIMCO Associates, Inc. d/b/a Alpha Inn Management (Residence Inn (Fishkill, NY))

Management and Operating Agreement dated as of June 28, 1988 between TMH Hotels,
         Inc. and Metcap Income Properties II, L.P., as affected by the Assignment and Assumption Agreement With Modification dated as of November 3, 1994 by and between Metcap Income Properties II, L.P., as "Assignor", RFSOP, as "Assignee", RFS Management Co., Inc., as "Reassignee" and TMH Hotels, Inc., as "Operator". (Residence Inn (Charlotte, NC))

Management Agreement dated August 3, 1994 between RFS Management Co., Inc. and
         FRIMCO Associates d/b/a Alpha Inn Management (Residence Inn (Providence, RI))

Management Agreement dated October 14, 1994 between RFS Management Co., Inc. and
         FRIMCO Associates, Inc. d/b/a Alpha Inn Management (Residence Inn (Wilmington, DE))





                                     1(d)-1

                                  EXHIBIT 1(E)

                          FORM OF STANDSTILL AGREEMENT



                  THIS STANDSTILL AGREEMENT (this "Agreement") is entered into as of this ___ day of January, 2000, by and among MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the "Franchisor"), RFS, INC., a Tennessee corporation ("RFS"), RFS LEASING, INC, a Tennessee corporation ("RFS Leasing"; together with RFS, the "Franchisees"), and Hilton Hotels Corporation, a Delaware corporation ("Hilton").

                                    RECITALS

                  A. RFS Partnership, L.P., a Tennessee corporation ("RFSOP") is the owner or ground lessee of the six hotel properties described on Exhibit A attached hereto (each an "RFSOP Hotel"). Each RFSOP Hotel is subject to a lease to RFS and related documents described on Exhibit A attached hereto (the "RFSOP Hotel Lease Documents"). Each RFSOP Hotel is further subject to the franchise and related agreements described on Exhibit A attached hereto (the "RFSOP Hotel Franchise Documents").

                  B. RFS Financing Partnership, L.P., a Tennessee corporation ("RFSFP") is the owner of the six hotel properties described on Exhibit B attached hereto (each an "RFSFP Hotel"). Each RFSFP Hotel is subject to a lease to RFS Leasing and related documents described on Exhibit B attached hereto (the "RFSFP Hotel Lease Documents"). Each RFSFP Hotel is further subject to the franchise and related agreements described on Exhibit B attached hereto (the "RFSFP Hotel Franchise Documents").

                  C. RFS SPE 2 1998 LLC, a Virginia limited liability company ("RFS SPE"; together with RFSOP and RFSFP, the "Owners"), is the owner of the single hotel property described on Exhibit C attached hereto (the "RFS SPE Hotel"). The RFS SPE Hotel is subject to a lease to RFS and related documents described on Exhibit C attached hereto (the "RFS SPE Lease Documents"). The RFS SPE Hotel is further subject to the franchise and related agreements described on Exhibit C attached hereto (the "RFS SPE Hotel Franchise Documents").

                  D. The RFSOP Hotels, the RFSFP Hotels and the RFS SPE Hotel are collectively referred to herein as the "Hotels". The franchise agreements and commitment agreements for change of ownership described on Exhibits A, B and C attached hereto are collectively referred to herein as the "Franchise Agreements". The RFSOP Franchise Documents, the RFSFP Franchise Documents and the RFS SPE Franchise Documents are collectively referred to herein as the "Franchise Documents". The lease documents described on Exhibits A, B and C attached hereto are collectively referred to herein as the "Lease Agreements".



                                     1(e)-1

                  E. Franchisor has asserted that certain events involving affiliates of the Franchisees have resulted or will result in a change in ownership of the Franchisees which is not permitted under the Franchise Agreements without the consent of Franchisor. These events are (i) the 1997 merger of Promus Hotel Corporation and Doubletree Corporation (the "Doubletree Merger") and (ii) the 1999 merger of Promus Hotel Corporation and Hilton Hotels Corporation (the "Hilton Merger"; and together with the Doubletree Merger, the "Change of Control Events"). Hilton and the Franchisees acknowledge that the Hilton Merger was a change in ownership of the Franchisees which was not permitted under the Franchise Agreements without the prior written consent of Franchisor.

                  F. Franchisor has agreed, however, to suspend the exercise of any of its rights under the Franchise Documents arising from either Change of Control Event for a period of time subject to the satisfaction of the conditions set forth in this Agreement.


                                    AGREEMENT

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Standstill Agreement. Subject to the terms and conditions set forth herein, Franchisor hereby agrees to suspend the exercise of any of its rights under the Franchise Documents applicable to each Hotel which may arise from any Change of Control Event until after April 15, 2001 (the "Termination Date"). Notwithstanding the foregoing, Franchisor is not suspending the exercise of any other rights it has, or may have, under the Franchise Documents.

                  2. Divestiture. On or before the Termination Date, Hilton shall have (i) divested itself of all interests in each Hotel (whether held directly or indirectly) and (ii) caused an entity that (a) is not a person or entity that would be a "Competitor" (as defined under Franchisor's current form of franchise agreement), (b) complies with Franchisor's franchise application process, including providing Franchisor with all organizational, ownership and property related documents, and all information which Franchisor may reasonably request in order to make its evaluation, (c) in Franchisor's reasonable judgment is experienced in managerial skills or operational capacity or capability so as to be able to adhere fully to the obligations and requirements of the Transferee Franchise Agreement described below, and (d) in Franchisor's reasonable judgment is financially capable of fully satisfying the requirements of the Transferee Franchise Agreement described below (any such entity satisfying the conditions set forth in the foregoing clauses (a) through (d) being hereinafter referred to as a "Permitted Transferee"), to (x) enter into a new franchise agreement on Franchisor's then-current form but on the same economic terms as the applicable New Amendment described in Section 3(i) below except as otherwise provided in
Section 7 below (a "Transferee Franchise Agreement"), and (y) together with the applicable Owner, enter into a new owner agreement on the same terms as the existing owner agreement, as amended in accordance with Section 3(i) below; provided, however, that the foregoing clause (y) shall have no application if the applicable Owner is the franchisee under the Transferee Franchise Agreement. The method by which the divestiture of



                                     1(e)-2
interests required by subsection (i) above with respect to any Hotel may be accomplished shall include, without limitation, the transfer of the stock of the applicable Franchisee and the termination of the applicable Lease Agreements.

                  3. Conditions for Standstill Agreement. Franchisor's agreement set forth in Section 1 above with respect to any Hotel is expressly conditioned upon satisfaction of the following conditions:

                     (i) Franchise Agreement Amendments; Owner Acknowledgements. Within thirty (30) days after the date of this Agreement (or such longer period (not to exceed ninety (90) days) as shall be necessary so long as the applicable Franchisee is proceeding with reasonable diligence to satisfy the requirements of this Section 3(i)), (a) the applicable Franchisee for such Hotel shall have executed and delivered to Franchisor an amended and restated franchise agreement on the applicable form attached hereto as Exhibit D (Residence Inn form) and Exhibit E (Courtyard by Marriott form), reflecting a five percent (5%) franchise/royalty fee (effective as of the date of the amended and restated franchise agreement, but subject to increase after the Termination Date as provided in Section 5 below), the applicable term set forth on Exhibit F attached hereto, the termination right described in subsection (ii) below and the agreements with respect to New PIPs and operational issues described in Sections 6, 7 and 8 below (a "New Amendment"), and (b) the applicable Owner of such Hotel shall have consented to such New Amendment and executed appropriate amendments to the existing owner agreement indicating that the ownership of such Hotel will be subject to the terms of such New Amendment; provided, however, that if the New Amendments for all Hotels are not executed by all parties by 5:00 p.m. (EST) February 8, 2000, the franchise/royalty fee for all Hotels shall be revised, retroactive to January 1, 2000, to five percent (5%);

                     (ii) Termination by Franchisor. The applicable New Amendment for such Hotel shall contain a provision that if the provisions set forth in Section 2 are not satisfied with respect to such Hotel, Franchisor will have the option, but not the obligation, to terminate such New Amendment, and exercise all of its post-termination rights thereunder; and

                     (iii) Re-Licensing Fees. In conjunction with the execution of the applicable New Amendment for such Hotel, the applicable Franchisee shall have paid to Franchisor a re-licensing/transfer fee equal to the greater of $50,000 or $400 per room in such Hotel.

                  4. Application/Transfer Fees. Upon the divestiture of a Hotel pursuant to Section 2 hereof on or prior to the Termination Date, neither the applicable Franchisee nor the franchisee under the applicable Transferee Franchise Agreement shall be required to pay application, relicensing or transfer fees in connection with the execution of such Transferee Franchise Agreement or any termination charge or other payment in connection with the resulting termination of the applicable New Amendment, it being the intention of the parties that all applicable application, relicensing or transfer fees will have been paid pursuant to Section



                                     1(e)-3

3(iii) above and the termination of any New Amendment in connection with the required divestiture of a Hotel be by mutual agreement of the parties and without damages owing.

                  5. Royalty Payments. In the event a Hotel is not divested pursuant to Section 2 hereof on or prior to the Termination Date and Franchisor does not exercise its option to terminate the existing Franchise Documents applicable thereto or the New Amendment, as applicable, the continued operation of such Hotel by the applicable Franchisee would be subject to the then-current fee schedules as set forth in Franchisor's then-current UFOC; provided, however, that the royalty fee will not exceed six percent (6%). Also, if the fee schedule offered to new franchisees in the system increases after the Termination Date, any Hotel which has not been divested pursuant to Section 2 hereof on or prior to such Termination Date would be subject to an increase to the then-current rate; provided, however, that the royalty fee will not exceed six percent (6%). In the event a Hotel is divested pursuant to Section 2 hereof on or prior to the Termination Date, the transferee would not be subject to any such royalty fee increase and would be entitled to continue to pay, for the term of the applicable Transferee Franchise Agreement, the fee set forth in the applicable New Amendment.

                  6. PIPs. The New Amendment for each Hotel shall include an obligation by the applicable Franchisee and its transferee to complete in a timely manner any currently existing product improvement plan ("PIP") applicable to such Hotel, including requirements imposed following Franchisor's notice to Franchisee of certain Guest Satisfaction Survey scores, and/or "Red Zone" and "Yellow Zone" reports. All currently existing PIPs, and "Red Zone" or "Yellow Zone" notices and applicable cure requirements for the Hotels are described in Exhibit G attached hereto. The New Amendments will further provide that Franchisor may evaluate each Hotel property and develop new PIPs for each Hotel, in accordance with Franchisor's policies concerning hotel renovations, compliance with system standards, and compliance with other operational requirements ("New PIPs"), which New PIPs may require major, full-scale, and/or "Gen-1 Refresh" renovations. The New Amendments will provide that if Franchisee completes in a timely manner all currently existing PIPs for the Hotels, and (i) implements the required actions to cure the "Red Zone" and "Yellow Zone" notices, (ii) maintains minimum Guest Satisfaction Survey scores acceptable to Franchisor at the other Hotels, and (iii) complies with system standards as set forth by Franchisor for all Hotels, Franchisor will not require commencement of work in response to the New PIPs prior to the earlier of (a) Termination Date or
(b) the date of divestiture, and, thereafter, the then-current franchisee must comply with and complete the New PIPs in accordance with the terms and timing of such New PIPs.

                  7. Restrictions on Competitive Activities and Information. The New Amendment for each Hotel will include the following protections for the benefit of Franchisor: (i) the protections set forth in Sections 9 and 10 of that certain Amendment to the Marriott Franchise Agreements dated February 15, 1996 between Franchisor and RFS (the "1996 Amendment"); (ii) a restriction on the ability of the applicable Franchisee to participate in the franchise advisory council of any of the Franchisor's brands; (iii) restrictions on access to confidential or sensitive information which may result in prohibiting Franchisees from participating in programs, meetings, shared services arrangements and/or voluntary programs, including, by way of example only, cluster marketing and area reservation programs



                                     1(e)-4

(collectively, "Programs"); (iv) limitations on Franchisees' participation in Programs except to an extent consistent with past practices between Franchisor and RFS since the 1996 Amendment; and (v) provisions stating that certain competitive information such as marketing data, marketing plans, customer lists, marketing participation information and other similar information would be restricted, and dissemination of such information by Franchisor to such Franchisee may be limited; provided, however, that each such New Amendment shall also provide that the restrictions and limitations described in subclauses (iii) and (v) shall be consistent with past practices between Franchisor and RFS since the 1996 Amendment and shall not operate to materially impair the applicable Franchisee's ability to discharge its obligations under the applicable Lease Agreements. The protections described in this Section 7 shall not be included in any Transferee Franchise Agreement executed in connection with a divestiture of such Hotel in accordance with Section 2 above.

                  8. Management. Franchisor hereby acknowledges that the operational policies and procedures currently in place at RFS and described on Exhibit H attached hereto are adequate for purposes of enabling the Franchisees to comply with their confidentiality obligations under the Franchise Agreements and the New Amendments notwithstanding the Franchisees' affiliation with Hilton. Until the divestiture of all of the Hotels in accordance with Section 2 hereof, RFS will maintain and enforce such policies and procedures, and no modification of such policies and procedures shall be made without the prior written consent of Franchisor (such consent not to be unreasonably withheld or delayed). Franchisor's acceptance of the management structure of RFS and each Franchisee shall be applicable only during the period that this Agreement is in effect, and Franchisor reserves the right to require that any franchisee under a Transferee Franchise Agreement comply fully with the terms and conditions of the Transferee Franchise Agreement.

                  9. Franchisor Cooperation. Franchisor agrees to enter into a New Amendment for each Hotel with the applicable Franchisee and to enter into a Transferee Franchise Agreement for each Hotel which is divested in accordance with the provisions of Section 2 hereof.

                  10. New Amendments to Supercede Existing Franchise Agreements. Each New Amendment shall supercede the terms of the Franchise Documents amended thereby, and neither Franchisor nor the applicable Franchisee shall have any continuing rights or obligations under such prior Franchise Documents which are not set forth in such New Amendment or this Agreement; provided, however, that neither such Franchisee nor the applicable Owner shall be released from any obligations under such prior Franchise Documents which related to the period through and including the effective date of such New Amendment.

                  11. No Estoppel or Waiver. Hilton and the Franchisees agree that Franchisor's forbearance to date in the exercise of its rights under the Franchise Documents shall not be construed as, or claimed to be, a waiver or estoppel of Franchisor's rights under the Franchise Documents. Finally, except as set forth herein, the execution of this Agreement by any party hereto shall not be construed as a waiver by such party of any right such party may have under the Franchise Documents.



                                     1(e)-5

                  12. Termination. In the event that Hilton is in breach of
Section 2 of this Agreement, Franchisor shall have the right, but not the obligation, to terminate any or all of the New Amendments and Franchise Documents applicable to Hotels which have not been previously divested pursuant to Section 2 hereof, such termination to be effective immediately upon Hilton's receipt of notice of such termination from Franchisor. In the event that any Franchisee is in breach of the provisions of any New Amendment which are described in Sections 7 and 8 of this Agreement, and such breach continues for more than thirty (30) days after Hilton's receipt of notice of such breach from Franchisor, Franchisor shall have the right, but not the obligation, to terminate any or all of the New Amendments and Franchise Documents applicable to Hotels which have not been previously divested pursuant to Section 2 hereof. The above-described termination rights together with any termination damages determined in accordance with the provisions of the New Amendments and Franchise Documents shall constitute the sole remedy of Franchisor for any breach by Hilton of Section 2 of this Agreement and any breach by a Franchisee of the provisions of the New Amendments described in Sections 7 and 8 of this Agreement. The foregoing provisions of this Section 12 shall not limit or restrict Franchisor's right to terminate the Franchise Documents for any Hotel as amended by the applicable New Amendment, for an uncured default by the applicable Franchisee under such Franchise Documents, and to pursue all appropriate remedies for default under such Franchise Documents as amended.

                  13. Ownership Interests in RFSHI. The parties acknowledge that as of the date hereof, Hilton holds an indirect ownership interest in the capital stock of RFS Hotel Investors, Inc. ("RFSHI") and the limited partner units of RFSOP, which ownership interests collectively constitute, as of the date hereof, less than a five percent (5%) interest in the two entities combined (such ownership interests together with any capital stock of RFSHI received by Hilton in exchange for some or all of such ownership interests, the "Minority Interests"). Notwithstanding anything to the contrary set forth herein, Hilton shall not be in breach of the divestiture obligation set forth in Section 2 hereof solely by reason of its continuing ownership of the Minority Interests beyond the date of divestiture, provided that Hilton does not acquire prior to the date of divestiture any additional shares, limited partnership units or other interests in RFSHI, RFSOP or any of their affiliates having an interest in any of the Hotels.

                  14. Miscellaneous.

                      (a) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

                      (b) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission (confirmed by any of the following methods: courier service (with proof of delivery), hand delivery, or certified or registered mail (return receipt requested and first class postage prepaid)) and addressed as follows:




                                     1(e)-6

                  If to Hilton or any Franchisee:

                           c/o Hilton Hotels Corporation
                           755 Crossover Lane
                           Memphis TN  38117-4900
                           Attention:  Rick Schultz and Kevin Kern
                           Facsimile: (901) 374-5521

                  If to Franchisor:

                           Marriott International, Inc.
                           10400 Fernwood Road
                           Bethesda, MD  20817
                           Attention: Law Department #52/923
                           Facsimile: (301) 380-6727

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date the notice is received or receipt is rejected.

                      (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                      (d) Entire Agreement; Amendments. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the matters set forth herein. No addition to or amendment or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by each party hereto.

                      (e) Headings. Headings of the sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

                      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflicts of laws.

                      (g) Lease Agreements. The parties acknowledge and agree that Franchisor has not received or reviewed any of the Lease Agreements and is not bound by any of the terms thereof or in any way responsible for the accuracy of the descriptions thereof set forth in this Agreement.





                                     1(e)-7

                  IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                                   RFS, INC., a Tennessee corporation



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------



                                   RFS LEASING, INC., a Tennessee corporation



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------



                                   HILTON HOTELS CORPORATION, a Delaware
                                   corporation



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------



                                   MARRIOTT INTERNATIONAL, INC., a Delaware corporation



                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------






                                     1(e)-8